As filed with the Securities and Exchange Commission on April 29, 2002
                                            Registration No. 333-84394
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                   Amendment No. 1

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

    DELAWARE                           6355                    41-0991508
 (State or other                 (Primary Standard          (I.R.S. Employer
  jurisdiction of                    Industrial              Identification No.)
  incorporation or                Classification Code
  organization)                        Number)

                               1475 Dunwoody Drive
                      West Chester, Pennsylvania 19380-1478
                                 (610) 425-3400
    (Address, and telephone number of registrant's principal executive office)

        Linda E. Senker, Esq.                       Kimberly J. Smith
        ING                                         ING
        1475 Dunwoody Drive                         1475 Dunwoody Drive
        West Chester, PA 19380-1478                 West Chester, PA 19380-1478
        (610) 425-4139                              (610) 425-3427
                 (Name and Address of Agent for Service)


Approximate date of commencement of proposed sale to the public:
As soon as practical after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ................................................ [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]..............

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].....................................

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].....................................

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]
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Pursuant to Rule 429 under the Securities Act of 1933, a prospectus herein also related to Registration Statement Nos. 333-28681, 333-76941, 333-95511, 333-59386, 333-68138, 333-30186, 333-59408, 333-28743, 333-51949, 333-65009,
333-76945, 333-95457, 333-33924, 333-66745, 333-70602.
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The registrant hereby amends this registration statement statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

                               PART I

The Prospectus filed herein describes certain interests in a fixed account offered by Golden American Life Insurance Company under contracts issued by the insurance company. These interests (and the fixed account) are not offered as a seperate product but in connection with combination variable and fixed annuity products whose prospectuses describe the contract in more detail and must accompany or precede the delivery of this prospectus.

ING  VARIABLE  ANNUITIES

GOLDEN AMERICAN LIFE INSURANCE COMPANY
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                                FIXED ACCOUNT II

                                   MAY 1, 2002

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     Fixed Account II ("Fixed Account") is an optional fixed interest allocation offered during the accumulation phase of your variable annuity contract between you and Golden American Life Insurance Company ("Golden American," the
"Company," "we" or "our"). The Fixed Account, which is a segregated asset account of Golden American, provides a means for you to invest on a tax-deferred basis and earn a guaranteed interest for guaranteed interest periods (Fixed Interest Allocation(s)). We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We currently offer Fixed Interest Allocations with guaranteed interest periods of 1, 3, 5, 7 and 10 years. We may offer additional guaranteed interest periods in some or all states, may not offer all guaranteed interest periods on all contracts, and the rates for a given guaranteed interest period may vary among contracts. We set the interest rates periodically. We may credit a different interest rate for each interest period. The interest you earn in the Fixed Account as well as your principal is guaranteed by Golden American, as long as you do not take your money out before the maturity date for the applicable interest period. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. A surrender charge may also apply to withdrawals from your contract. You bear the risk that you may receive less than your principal because of the Market Value Adjustment.

For contracts sold in some states, not all Fixed Interest Allocations are available. You have a right to return a contract for a refund as described in the variable annuity contract prospectus.

The variable annuity contract prospectus describes a deferred group and individual variable annuity contract (the "Contract") offered by Golden American. The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment as well as those that do not qualify for such treatment. Please refer to the Contract prospectus for more information.

This prospectus accompanies a Contract prospectus and provides information that you should know before investing in the Fixed Account and should be kept for future reference. If you need more information after reading this prospectus, please contact us at Customer Service Center, P.O. Box 2700, West Chester, Pennsylvania 19380 or call (800) 366-0066 or your registered representative. Either prospectus is available without charge upon request. To obtain a copy of these documents, write to or call our Customer Service Center or access the SEC's website (http://www.sec.gov).

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE FIXED ACCOUNT IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS PROSPECTUS MUST BE ACCOMPANIED OR PRECEDED BY A CURRENT PROSPECTUS FOR A VARIABLE CONTRACT.

Fixed Account II--121813

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                                TABLE OF CONTENTS
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                                                                            PAGE

Fees and Expenses......................................................        2
Golden American Life Insurance Company.................................        2
Financial Statements...................................................        2
The Fixed Interest Allocation..........................................        2
   Selecting a Guaranteed Interest Period..............................        3
   Guaranteed Interest Rates...........................................        3
   Transfers from a Fixed Interest Allocation..........................        3
   Withdrawals from a Fixed Interest Allocation........................        4
   Market Value Adjustment.............................................        4
Special Funds..........................................................        5
The Annuity Contract...................................................        5
   Contract Value in the Fixed Interest Allocations....................        5
   Cash Surrender Value................................................        6
Withdrawals............................................................        6
   Regular Withdrawals.................................................        6
   Systematic Withdrawals..............................................        6
   Fixed Dollar Systematic Withdrawal Feature..........................        7
   IRA Withdrawals.....................................................        7
Transfers Among Your Investments.......................................        7
   Dollar Cost Averaging from Fixed Interest Allocations...............        8
Charges and Fees.......................................................        8
Death Benefit and Optional Riders......................................        9
Other Contract Provisions..............................................        9
   Suspension of Payments..............................................        9
Other Information......................................................        9
   State Regulation....................................................        9
   Legal Proceedings...................................................        9
   Legal Matters.......................................................        9
   Experts.............................................................        9
Federal Tax Considerations.............................................        9
More Information About Golden American Life Insurance Company..........       10
Financial Statements of Golden American Life Insurance Company.........
Appendix A

   Market Value Adjustment Examples....................................       A1

Fixed Account II--121813

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                                FEES AND EXPENSES
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The variable contract has insurance features and investment features, and there are charges related to each. For more information about these contract fees and expenses please refer to the Contract prospectus.

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                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

Golden American Life Insurance Company is a Delaware stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. As of December 31, 2000, Golden American became a wholly owned subsidiary of Equitable Life Insurance Company of Iowa ("Equitable Life"). Equitable Life is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa") which in turn is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. Golden American is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia. In May 1996, Golden American established a subsidiary, First Golden American Life Insurance Company of New York, which was authorized to sell annuities in New York and Delaware. Effective April 1, 2002 First Golden was merged into ReliaStar Life Insurance Company of New York, an affiliate. Golden American's consolidated financial statements appear in this prospectus. Equitable of Iowa is the holding company for Equitable Life, Directed Services, Inc., the investment manager of the GCG Trust and the distributor of the Contracts, and other interests.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

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                              FINANCIAL STATEMENTS
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The audited consolidated financial statements of Golden American as of December
31, 2001, and for each of the three years in the period ended December 31, 2001, are included in this prospectus.

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                          THE FIXED INTEREST ALLOCATION
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You may allocate premium payments and transfer your Contract value to the guaranteed interest periods of the Fixed Account during the accumulation period as described in the prospectus for the Contract. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 1,3, 5, 7 and 10 years; we may offer additional guaranteed interest periods; and/or may not offer all these periods under all Contracts now or in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. You bear the risk that you may receive less than your principal because of the Market Value Adjustment.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered.

Fixed Account II--121813

SELECTING A GUARANTEED INTEREST PERIOD
You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered. In addition, we may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively in connection with our dollar cost averaging program. For more information on DCA Fixed Interest Allocations, see "Transfers Among Your Investments -- Dollar Cost Averaging from Fixed Interest Allocations."

Your Contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals, transfers or other charges we may impose, including any Market Value Adjustment. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of Contract value. We will credit interest daily at a rate that yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES
Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate declared of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION
You may transfer your Contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Golden American's Separate Account B as described in the Contract prospectus. We will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $100. If a transfer request would reduce the Contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire Contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, cancelling dollar cost averaging will cause a transfer of the entire Contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer will be subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccounts and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

Fixed Account II--121813

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the Contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your Contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the Contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

Please be aware that the benefit we pay under certain optional benefit riders will be adjusted by any transfers you make to and from the Fixed Interest Allocations during specified periods while the rider is in effect. See "Optional Riders" in the Contract prospectus.

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION
During the accumulation phase, you may withdraw a portion of your Contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment and a contract surrender charge. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you are invested, unless the withdrawal exceeds the Contract value in the subaccounts. If the withdrawal exceeds the Contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

Please be aware that the benefit we pay under any of the optional benefit riders will be reduced by any withdrawals you made from the Fixed Interest Allocations during the period while the rider is in effect. See "Optional Riders" in the Contract prospectus.

MARKET VALUE ADJUSTMENT
A Market Value Adjustment may decrease, increase or have no effect on your Contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

                           ( (1+I)/1+J+.0050 )^N/365 - 1

Fixed Account II--121813

Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

     o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining (rounded up to the next full year) in the guaranteed interest period, except for a Fixed Interest Allocation of 6 months, where "J" is, at the time of calculation, the lesser of the Index Rate for a new Fixed Interest Allocation with (i) a 6-month guaranteed interest period, or (ii) a 1-year guaranteed interest period; and

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your Contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your Contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your Contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix A.

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                                  SPECIAL FUNDS
--------------------------------------------------------------------------------

We use the term Special Funds in the discussion of the enhanced death benefit options and the optional riders. The Special Funds currently include Fixed Interest Allocations and certain variable subaccounts as described in your Contract prospectus. The Company may, at any time, designate any new and/or existing subaccount as a Special Fund with 30 days notice with respect to new premiums added or transfers to such subaccount. Allocations to Special Funds will not affect the death benefit that may be available under the earnings multiplier benefit rider. Designation of a subaccount as a Special Fund may vary by benefit. For example, a subaccount may be designated a Special Fund for purposes of calculating a living benefit, but not a death benefit or for calculating one death benefit and not another.

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                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

The Contract is described in another prospectus. This prospectus describes the Fixed Account and the operations of any Fixed Interest Allocation under your Contract.

     CONTRACT VALUE IN THE FIXED INTEREST ALLOCATIONS. On the contract date, the Contract value in any Fixed Interest Allocation in which you are invested is equal to the portion of the initial premium paid and

Fixed Account II--121813
designated for allocation to the Fixed Interest Allocation. On each business day after the contract date, we calculate the amount of Contract value in each Fixed Interest Allocation as follows:

     (1) We take the Contract value in the Fixed Interest Allocation at the end of the preceding business day.

     (2) We credit a daily rate of interest on (1) at the guaranteed rate since the preceding business day.

     (3)  We add (1) and

     (4)  We subtract from (3) any transfers from that Fixed Interest
          Allocation.

     (5) We subtract from (4) any withdrawals, and then subtract any contract fees (including any rider charges) and premium taxes.

Additional premium payments and transfers allocated to the Fixed Account will be placed in a new Fixed Interest Allocation. The Contract value on the date of allocation will be the amount allocated.

CASH SURRENDER VALUE
The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the interest credited to Fixed Interest Allocations, any Market Value Adjustment, and any surrender charge. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your Contract value, then we adjust for any Market Value Adjustment, and then we deduct any surrender charge, any charge for premium taxes, the annual contract administrative fee (unless waived), and any optional benefit rider charge, and any other charges incurred but not yet deducted.
Several examples which illustrate how the Market Value Adjustment works are included in Appendix A.


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                                   WITHDRAWALS
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Any time during the accumulation phase and before the death of the contract owner, except under certain qualified contracts, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the allocations and subaccounts in which you are invested. If there is not enough Contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the Contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The Contract value may be more or less than the premium payments made.

We offer the following three withdrawal options:

REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

Fixed Account II--121813
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

SYSTEMATIC WITHDRAWALS
See the Contract prospectus for general information on Systematic Withdrawals.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. We will assess a Market Value Adjustment on the withdrawal date if the withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will adjust the amount withdrawn to include any Market Value Adjustment so that the amount of each systematic withdrawal remains fixed, unless you direct otherwise.

IRA WITHDRAWALS
See the Contract prospectus for general information on IRA Withdrawals.

An IRA withdrawal from a Fixed Interest Allocation in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" in the Contract prospectus for more details.

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                        TRANSFERS AMONG YOUR INVESTMENTS
--------------------------------------------------------------------------------

You may transfer your Contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. See the Contract prospectus for general information regarding transfers including transfers by third parties. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date, unless the transfer is made under the dollar cost averaging program. Keep in mind that transfers between Special Funds and other investment portfolios may negatively impact your death benefit or rider benefits.

If you allocate Contract value to an investment option that has been designated as a Restricted Fund, your ability to transfer Contract value to the Restricted Fund may be limited. A transfer to the Restricted Funds will not be permitted to the extent that it would increase the Contract value in the Restricted Fund to more than the applicable limits following the transfer. We do not limit transfers from Restricted Funds. If the result of multiple reallocations is to lower the percentage of total Contract value in the Restricted Fund, the reallocation will be permitted even if the percentage of Contract value in the Restricted Fund is greater than the limit.

Please be aware that the benefit we pay under an optional benefit rider may be affected by certain transfers you make while the rider is in effect. Transfers, including those involving Special Funds, may also affect your optional rider base. See "The Annuity Contract -- Optional Riders" in the Contract prospectus.

Fixed Account II--121813

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire Contract value held in a subaccount or a Fixed Interest Allocation.

DOLLAR COST AVERAGING FROM FIXED INTEREST ALLOCATIONS
You may elect to participate in our dollar cost averaging program if you have at least $1,200 of Contract value in Fixed Account Interest Allocations with a guaranteed interest period of 1 year or less. The Fixed Interest Allocations serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other Fixed Interest Allocations or contract investment portfolio subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and fewer units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. You may change the transfer amount once each contract year.

Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your Contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

See "Dollar Cost Averaging" in the Contract prospectus for a discussion of transferring to a Restricted Fund.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

--------------------------------------------------------------------------------
                                CHARGES AND FEES
--------------------------------------------------------------------------------

The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts a mortality and expense risk charge, an asset-based administrative charge, and an annual contract administrative charge of $40. You may also purchase optional benefit riders, charges for which are deducted from your Contract value. We deduct the mortality and expense risk charge and the asset-based administrative charges daily directly from your Contract value in the subaccounts and in the case of the earnings multiplier benefit rider from your Fixed Interest Allocations, as well.

When deducting the other contract charges and rider charges, if the value in the subaccounts is insufficient, the contract charges and rider charge will be deducted from the Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid and the amount deducted may be subject to a Market Value Adjustment. See the Contract prospectus for more information.

Fixed Account II--121813

--------------------------------------------------------------------------------
                        DEATH BENEFIT AND OPTIONAL RIDERS
--------------------------------------------------------------------------------

Please refer to your Contract prospectus for descriptions of benefits and optional riders under the Contract and the effect of your Fixed Interest Allocations on those benefits and riders. For purposes of calculating the death benefits and optional riders, certain investment portfolios and the Fixed Account are designated as "Special Funds." Selecting a Special Fund may limit or reduce the death benefit.

--------------------------------------------------------------------------------
                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

SUSPENSION OF PAYMENTS
We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

--------------------------------------------------------------------------------
                                OTHER INFORMATION
--------------------------------------------------------------------------------

STATE REGULATION
We are regulated by the Insurance Department of the State of Delaware. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
The Company, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Company or Separate Account B.

LEGAL MATTERS
The legal validity of the Contracts was passed on by Kimberly J. Smith, Executive Vice President, General Counsel and Assistant Secretary, Golden American.

EXPERTS
The audited consolidated financial statements of Golden American at December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing in this prospectus and in the Registration Statement, and are included or incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

For a general description of the federal income tax considerations associated with the Contract please refer to the Contract prospectus. The "Federal Tax Considerations" section of the Contract prospectus and does not purport to be complete or to cover all tax situations. The discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. The discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

Fixed Account II--121813

--------------------------------------------------------------------------------
          MORE INFORMATION ABOUT GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

SELECTED FINANCIAL DATA
The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for Golden American should be read in conjunction with the financial statements and notes thereto included in this prospectus.

On October 24, 1997, ("the Merger Date") PFHI Holdings, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable of Iowa"), according to a merger agreement among Equitable of Iowa, PFHI and ING Groep N.V. (the "ING acquisition"). On August 13, 1996, Equitable of Iowa acquired all of the outstanding capital stock of BT Variable, Inc., then the parent of Golden American (the "Equitable acquisition"). For financial statement purposes, the ING acquisition was accounted for as a purchase effective October 25, 1997 and the Equitable acquisition was accounted for as a purchase effective August 14, 1996. As a result, the financial data presented below for periods after October 24, 1997, are presented on the Post-Merger new basis of accounting, for the period August 14, 1996 through October 24, 1997, are presented on the Post-Acquisition basis of accounting, and for August 13, 1996 and prior periods are presented on the Pre-Acquisition basis of accounting.

                                                              SELECTED GAAP BASIS FINANCIAL DATA
                                                                        (IN THOUSANDS)

                                                                          POST-MERGER
                                         ----------------------------------------------------------------------------
                                                                                                        For the Period
                                          For the Year   For the Year    For the Year   For the Year      October 25,
                                             Ended          Ended           Ended          Ended         1997 through
                                          December 31,   December 31,    December 31,   December 31,     December 31,
                                              2001           2000            1999           1998             1997
                                         ------------    ------------    ------------    ------------    ------------
Annuity and Interest
   Sensitive Life Product
   Charges............................   $    163,805    $    144,877    $     82,935    $     39,119    $      3,834
Net Income (Loss) before
   Federal Income Tax.................   $     (3,778)   $     32,416    $     19,291    $      9,907    $       (279
Net Income (Loss).....................   $     (3,954)   $     19,180    $     11,214    $      5,074    $       (425)
Total Assets..........................   $ 14,370,642    $ 11,860,054    $  9,392,857    $  4,754,623    $  2,446,395
Total Liabilities.....................   $ 13,552,813    $ 11,242,917    $  8,915,008    $  4,400,729    $  2,219,082
Total Stockholder's Equity............   $    817,829    $    617,137    $    477,849    $    353,894    $    227,313

                                                                POST-ACQUISITION
                                                                ----------------
                                                                 For the Period
                                                                 January 1,1997
                                                                     through
                                                                   October 24,
                                                                      1997
                                                                ----------------
Annuity and Interest
   Sensitive Life  Product Charges..........................        $ 18,288
Net Income (Loss) before  Federal Income Tax................        $   (608)
Net Income (Loss)...........................................        $    729
Total Assets................................................             N/A
Total Liabilities...........................................             N/A
Total Stockholder's Equity..................................             N/A

BUSINESS ENVIRONMENT
The current business and regulatory environment presents many challenges to the insurance industry. The variable and fixed annuity competitive environment remains intense and is dominated by a number of large highly-rated insurance companies. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. The economic environment during 2001 was characterized by a relatively weak economy, low interest rates and a volatile equity market which experienced a major decline. However, there is an aging U.S. population which is increasingly concerned about retirement, estate planning, maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits. Despite an economic downturn in the near term, these factors should contribute to wealth accumulation needs.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
The purpose of this section is to discuss and analyze Golden American's consolidated results of operations. In addition, some analysis and information regarding financial condition and liquidity and capital resources is provided. This analysis should be read jointly with the consolidated financial statements, related notes, and the Cautionary Statement Regarding Forward-Looking Statements, which appear elsewhere in this report. Golden American reports financial results on a consolidated basis. The consolidated financial statements include the accounts of Golden American and its wholly owned subsidiary, First Golden.

RESULTS OF OPERATIONS
---------------------

2001 COMPARED TO 2000

PREMIUMS

                                                                          PERCENTAGE    DOLLAR
YEAR ENDED DECEMBER 31                                           2001       CHANGE      CHANGE      2000
-----------------------------------------------------------------------------------------------------------
                                                                          (Dollars in millions)
Variable annuity premiums:
   Separate account ........................................   $  621.5       (52.5)%  $ (685.8)   $1,307.3
   Fixed account ...........................................    1,898.1       139.3     1,105.0       793.1
                                                               --------------------------------------------
Total variable annuity premiums ............................    2,519.6        20.0       419.2     2,100.4
Fixed annuity premiums .....................................        3.1          --         3.1          --
Variable life premiums .....................................        1.5        (6.3)       (0.1)        1.6
                                                               --------------------------------------------
Total premiums .............................................   $2,524.2        20.1%   $  422.2    $2,102.0
                                                               ============================================

For the Companies' variable and fixed insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity premiums net of reinsurance increased 20.0% in 2001. This increase is primarily due to sales of the Guarantee product, a registered fixed account product introduced in the last quarter of 2000. Sales for this product totaled $962.2 million and $139.1 million in 2001 and 2000, respectively. Also contributing to the increase in variable annuity premiums were sales of new variable annuity products, including GoldenSelect Landmark, SmartDesign Advantage, SmartDesign Variable Annuity, and Retirement Solutions-ING Rollover Choice. Offsetting these increases are higher ceded variable annuity separate account premiums from $1.8 billion in 2000 to $1.9 billion in 2001. Further, there was a reduction of $587.4 million in the sales of variable annuity separate account products in 2001.

During 2001, First Golden began selling two fixed annuity products, Flex Annuity and Multi-Year Guarantee Annuity ("MYGA").

Premiums, net of reinsurance, for variable products from two significant broker/dealers having at least ten percent of total sales for the year ended December 31, 2001 totaled $538.1 million (21% of total premiums), compared to $235.3 million (11%) from a significant broker/dealer for the year ended December 31, 2000. Gross premiums for variable products from two significant broker/dealers (having at least ten percent of total sales) for the year ended December 31, 2001, totaled $985.7 million (22%) of total gross premiums compared to $831.0 million (21%), from two significant broker/dealers for the year ended December 31, 2000.

REVENUES

                                                                          PERCENTAGE    DOLLAR
YEAR ENDED DECEMBER 31                                           2001       CHANGE      CHANGE      2000
-----------------------------------------------------------------------------------------------------------
                                                                          (Dollars in millions)
Annuity and interest sensitive life product charges ........   $  163.8        13.0%   $   18.9    $  144.9
Management fee revenue .....................................       25.1         9.1         2.1        23.0
Net investment income ......................................       94.4        47.3        30.3        64.1
Realized losses on investments .............................       (6.5)        1.5         0.1        (6.6)
                                                               --------------------------------------------
                                                               $  276.8        22.8%   $   51.4    $  225.4
                                                               ============================================

Total revenues increased 22.8%, or $51.4 million, to $276.8 million in 2001. Annuity and interest sensitive life product charges increased 13.0%, or $18.9 million, to $163.8 million in 2001, primarily due to additional fees earned from the higher average level of assets in the variable separate accounts.

Golden American provides certain managerial and supervisory services to Directed Services, Inc. ("DSI"), a wholly owned subsidiary of EIC. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $23.1 million for 2001 and $21.3 million for 2000. This increase was due to the increasing average assets in the variable separate accounts.

Net investment income increased 47.3%, or $30.3 million, to $94.4 million in 2001 from $64.1 million in 2000. This was due to a growth during 2001 in invested assets backing the fixed account options within the variable products. This increase is mainly related to the introduction of the Guarantee product at the end of 2000.

During 2001, the Companies had net realized losses on investments of $6.5 million, mainly due to write downs of $4.4 million from eleven impaired fixed maturities, as well as sales of equity securities. In 2000, the Companies had net realized losses on investments of $6.6 million, including a $142,000 write down of an impaired fixed maturity.

EXPENSES

                                                                           PERCENTAGE   DOLLAR
YEAR ENDED DECEMBER 31                                           2001        CHANGE     CHANGE       2000
-----------------------------------------------------------------------------------------------------------
                                                                          (Dollars in millions)
Insurance benefits and expenses:
   Annuity and interest sensitive life benefits:
     Interest credited to account balances .................   $  191.9         4.9%   $    8.9    $  183.0
     Guaranteed benefits reserve change ....................       14.0        15.7         1.9        12.1
     Benefit claims incurred in excess of account balances .        3.2       (34.7)       (1.7)        4.9
   Underwriting, acquisition, and insurance expenses:
     Commissions ...........................................      232.4         8.8        18.7       213.7
     General expenses ......................................      113.2        33.3        28.3        84.9
     Insurance taxes, state licenses, and fees .............        6.6        46.7         2.1         4.5
     Policy acquisition costs deferred .....................     (128.2)       23.9        40.2      (168.4)
     Amortization:
       Deferred policy acquisition costs ...................       45.2       (18.1)      (10.0)       55.2
       Value of purchased insurance in force ...............        4.4        (8.3)       (0.4)        4.8
       Goodwill ............................................        4.2          --          --         4.2
     Expenses and charges reimbursed under modified
       coinsurance agreements ..............................     (225.6)        0.1         0.2      (225.8)
                                                               --------------------------------------------
                                                               $  261.3        51.0%   $   88.2    $  173.1
                                                               ============================================

Total insurance benefits and expenses increased 51.0%, or $88.2 million, in 2001 from $173.1 million in 2000. Interest credited to account balances increased 4.9%, or $8.9 million, in 2001 from $183.0 million in 2000. This increase was largely due to higher average account balances associated with the Companies' fixed account options, mainly due to the introduction of the Guarantee product in the fourth quarter of 2000. This was partially offset by lower premium credits on the Premium Plus product within the variable separate accounts. The premium credit payments decreased by $36.2 million due to a decrease in variable annuity sales of the separate account product.

The guaranteed benefits reserve change was $14.0 million at December 31, 2001, an increase of $1.9 million, mainly due to the downturn in the equity markets.

Commissions increased 8.8%, or $18.7 million, in 2001 from $213.7 million in 2000 due to increased sales of the fixed account options in 2001. Insurance taxes, state licenses, and fees increased 46.7%, or $2.1 million, in 2001 from $4.5 million in 2000. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and mix or composition of fixed and variable product sales. Most costs incurred as the result of sales have been deferred, having little impact on current earnings.

General expenses increased 33.3%, or $28.3 million, in 2001 from $84.9 million in 2000. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred, thus having little impact on current earnings. Contributing to the increase in general expenses are additional salary expenses and cost allocations during 2001. The increase in general expenses was partially offset by reimbursements received from the Companies' affiliates including DSI, Equitable Life Insurance Company of Iowa , ING Mutual Funds Management Co., LLC, Security Life of Denver Insurance Company, Southland Life Insurance Company, and United Life & Annuity Insurance Company, for certain advisory, computer, and other resources and services provided by the Companies.

The Companies' previous balances of deferred policy acquisition costs ("DPAC"), value of purchased insurance in force ("VPIF"), and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the Merger Date. During 2001 and 2000, VPIF was adjusted to increase amortization by $648,000 and $1.6 million, respectively, to reflect changes in the assumptions related to the timing of estimated gross profits. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 2001 is $3.1 million in 2002, $2.8 million in 2003, $2.4 million in 2004, $1.9 million in 2005, and $1.4 million in 2006. Actual amortization may vary based upon changes in assumptions and experience.

Policy acquisition costs deferred decreased $40.2 million, or 23.9%, in 2001. The decline in the policy acquisition costs deferred was mainly due to an increase in the amount of deferred costs that have been offset due to modified coinsurance agreements. Further, there was a lower deferral of the premium credit on the Premium Plus product, slightly offset by an increase in deferred commissions. Amortization of DPAC decreased $10.0 million, or 18.1%, in 2001. The decrease in the amortization was mainly due to the lower net amount of deferred costs.

Expenses and charges reimbursed under modified coinsurance agreements decreased from $225.8 million for the year ended December 31, 2000 to $225.6 million for the year ended December 31, 2001. This reimbursement is primarily due to a modified coinsurance agreement which was entered into during the second quarter of 2000, with Equitable Life covering a considerable portion of Golden American's variable annuities issued after January 1, 2000, excluding those with an interest rate guarantee. Under this reinsurance agreement, $224.5 million and $218.8 in expenses and charges were reimbursed during 2001 and 2000, respectively. This reimbursement offset deferred policy acquisition costs and non-deferrable costs related to policies reinsured under this agreement.

Interest expense decreased 3.1%, or $0.6 million, in 2001 from $19.9 million in 2000. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 2001, unchanged from the same period of 2000. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $4.4 million for the year ended December 31, 2001, unchanged from the year ended December 31, 2000. Interest expense on a $75 million surplus note, issued September 30, 1999 and expiring September 29, 2029 was $5.8 million for the year ended December 31, 2001, unchanged from the year ended December 31, 2000. Interest expense on a $50 million surplus note, issued December 1999 and expiring December 2029 was $4.1 million for the year ended December 31, 2001, unchanged from the year ended December 31, 2000. Interest expense on a $35 million surplus note issued December 1999 and expiring December 2029 was $2.8 million for the year ended December 31, 2001, and $3.0 million for the year ended December 31, 2000. Golden American also paid $26,000 in 2001 and $482,000 in 2000 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $119,000 and $87,000 for the years ended December 31, 2001 and 2000, respectively.

INCOME
Net loss for 2001 was $4.0 million, a decrease from net income of $19.2 million for 2000. Comprehensive income for 2001 was $3.9 million, a decrease of $20.4 million from comprehensive income of $24.3 million for 2000.

The net loss for Golden American as determined in accordance with statutory accounting practices was $156.4 million in 2001, $71.1 million in 2000, and $85.6 million in 1999. The increase in statutory loss during 2001 was mainly due to increases in expense allocations, acquisition costs, guaranteed death and living benefit reserves, and initial reserves resulting from higher premiums during 2001 as compared to 2000.

2000 COMPARED TO 1999

PREMIUMS

                                                                          PERCENTAGE   DOLLAR
YEAR ENDED DECEMBER 31                                           2000       CHANGE     CHANGE        1999
-----------------------------------------------------------------------------------------------------------
                                                                          (Dollars in millions)
Variable annuity premiums:
   Separate account ........................................   $1,307.3       (48.0)%  $(1,204.4)  $2,511.7
   Fixed account ...........................................      793.1         2.9        22.4       770.7
Total variable annuity premiums ............................    2,100.4       (36.0)   (1,182.0)    3,282.4
Variable life premiums .....................................        1.6       (81.8)       (7.0)        8.6
                                                               --------    --------    --------    --------
Total premiums .............................................   $2,102.0       (36.1)%  $(1,189.0)  $3,291.0
                                                               ========    ========    ========    ========

For the Companies' variable insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums decreased 48.0% in 2000. Excluded from the variable annuity separate account premiums above are $1,787.9 million and $97.9 million for the years ended December 31, 2000 and 1999, respectively, related to modified coinsurance agreements. The fixed account portion of the Companies' variable annuity premiums increased 2.9% in 2000. Excluding the effect of the modified coinsurance agreements, the increase in premiums resulted from increased sales of existing annuity products and from the introduction of a new annuity product during 2000 called GoldenSelect Guarantee Annuity.

Variable life premiums decreased 81.8% in 2000. In August 1999, Golden American discontinued offering variable life products, but the Companies continue to accept additional premiums from existing policyholders.

Premiums, net of reinsurance, for variable products from a significant broker/dealer having at least ten percent of total sales for the year ended December 31, 2000, totaled $235.3 million, or 11% of total net premiums compared to $918.4 million, or 28%, from two significant broker/dealers for the year ended December 31, 1999. Gross premiums for variable products from two significant broker/dealers having at least ten percent of total sales for the year ended December 31, 2000, totaled $831.0 million, or 21% of total gross premiums compared to $1,018.9 million, or 30%, from two significant broker/dealers for the year ended December 31, 1999.

REVENUES

                                                                          PERCENTAGE   DOLLAR
YEAR ENDED DECEMBER 31                                           2000       CHANGE     CHANGE        1999
-----------------------------------------------------------------------------------------------------------
                                                                          (Dollars in millions)
Annuity and interest sensitive life product
   charges .................................................   $  144.9        74.7%   $   62.0    $   82.9
Management fee revenue .....................................       23.0       106.4        11.9        11.1
Net investment income ......................................       64.1         8.4         4.9        59.2
Realized gains (losses) on investments .....................       (6.6)     (124.2)       (3.7)       (2.9)
                                                               --------    --------    --------    --------
                                                               $  225.4        50.0%   $   75.1    $  150.3
                                                               ========    ========    ========    ========

Total revenues increased 50.0%, or $75.1 million, to $225.4 million in 2000. Annuity and interest sensitive life product charges increased 74.7%, or $62.0 million, to $144.9 million in 2000, primarily due to additional fees earned from the increasing block of business in the separate accounts.

Golden American provides certain managerial and supervisory services to Directed Services, Inc. ("DSI"), a wholly owned subsidiary of EIC. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $21.3 million for 2000 and $10.1 million for 1999. This increase is due to the increasing assets in the separate accounts and renegotiation of the fee paid by DSI to Golden American.

Net investment income increased 8.4%, or $4.9 million, to $64.1 million in 2000 from $59.2 million in 1999, due to increasing investment yields, as well as a larger average amount of assets backing the fixed account options within the variable products.

During 2000, the Companies had net realized losses on investments of $6.6 million, mainly due to sales of fixed maturities, including a $142,000 write down of an impaired fixed maturity. In 1999, the Companies had net realized losses on investments of $2.9 million, including a $1.6 million write down of two impaired fixed maturities.

EXPENSES

                                                                          PERCENTAGE   DOLLAR
YEAR ENDED DECEMBER 31                                           2001       CHANGE     CHANGE        2000
-----------------------------------------------------------------------------------------------------------
                                                                          (Dollars in millions)
Insurance benefits and expenses:
   Annuity and interest sensitive life benefits:
     Interest credited to account balances .................   $  183.0         4.4%   $    7.7    $  175.3
     Guaranteed benefits reserve charge ....................       12.1         --         12.1           0
     Benefit claims incurred in excess of
       account balances ....................................        4.9       (22.4)       (1.4)        6.3
   Underwriting, acquisition, and insurance
     expenses:
     Commissions ...........................................      213.7        13.4        25.3       188.4
     General expenses ......................................       84.9        41.1        24.7        60.2
     Insurance taxes, state licenses, and fees .............        4.5        12.5         0.5         4.0
     Policy acquisition costs deferred .....................     (168.4)      (51.4)      178.0      (346.4)
     Expenses and charges reimbursed under
       modified coinsurance agreements .....................     (225.8)    2,341.7      (216.6)       (9.2)
     Amortization:
       Deferred policy acquisition costs ...................       55.2        66.5        22.1        33.1
       Value of purchased insurance in force ...............        4.8       (23.0)       (1.4)        6.2
       Goodwill ............................................        3.8          --          --         3.8
                                                               --------    --------    --------    --------
                                                               $  172.7        41.9%   $   51.0    $  121.7
                                                               ========    ========    ========    ========

Total insurance benefits and expenses increased 41.9%, or $51.0 million, in 2000 from $121.7 million in 1999. Interest credited to account balances increased 4.4%, or $7.7 million, in 2000 from $175.3 million in 1999. The premium credit on the Premium Plus variable annuity product increased $8.2 million to $132.0 million at December 31, 2000.

Commissions increased 13.4%, or $25.3 million, in 2000 from $188.4 million in 1999 due to increased sales of the fixed and separate account options in 2000. Insurance taxes, state licenses, and fees increased 12.5%, or $0.5 million, in 2000 from $4.0 million in 1999. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased 41.1%, or $24.7 million, in 2000 from $60.2 million in 1999. Management expects general expenses to continue to increase in 2001 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate, ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

The Companies' previous balances of deferred policy acquisition costs ("DPAC"), value of purchased insurance in force ("VPIF"), and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 2000, VPIF established at the merger date of the Companies' Parent and ING, was adjusted to reduce amortization by $1.6 million to reflect changes in the assumptions related to the timing of estimated gross profits. During 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of future gross profits. Amortization of DPAC increased $22.1 million, or 66.5%, in 2000. This increase resulted from a growth in deferred policy acquisition costs generated by expenses associated with the large sales volume experienced since December 31, 1999. Deferred policy acquisition costs decreased $178.0 million or 51.4% for the year ended December 31, 2000. This decrease was due to a modified coinsurance agreement which was entered into during the second quarter of 2000, and which resulted in a $223.7 million decrease in deferred policy acquisition costs. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 2000, is $3.9 million in 2001, $3.6 million in 2002, $3.0 million in 2003, $2.4 million in 2004, and $1.9 million in 2005. Actual amortization may vary based upon changes in assumptions and experience.

Expenses and charges reimbursed under modified coinsurance agreements increased by $216.6 million to $225.8 million during 2000 as compared to the year ended December 31, 1999. This was primarily due to a modified coinsurance agreement which was entered into during the second quarter of 2000, with an affiliate, Equitable Life, covering a part of the business issued after January 1, 2000. This reinsurance agreement contributed $218.8 million to expenses and charges reimbursed under modified coinsurance agreements during the year ended December 31, 2000. This was offset by a corresponding decrease in deferred policy acquisition costs and reimbursement of non-deferrable costs related to policies reinsured under this agreement.

Interest expense increased 123.4%, or $11.0 million, in 2000 from $8.9 million in 1999. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 2000, unchanged from the same period of 1999. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $4.4 million for the year ended December 31, 2000, unchanged from the same period of 1999. Interest expense on a $75 million surplus note, issued September 30, 1999 and expiring September 29, 2029 was $5.8 million for the year ended December 31, 2000, and $1.5 million for the year ended December 31, 1999. Interest expense on a $50 million surplus note, issued December 1999 and expiring December 2029 was $4.1 million for the year ended December 31, 2000. Interest expense on a $35 million surplus note issued December 1999 and expiring December 2029 was $3.0 million for the year ended December 31, 2000. Golden American also paid $0.4 million in 2000 and $0.8 million in 1999 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $0.1 million and $0.2 million for the years ended December 31, 2000 and 1999, respectively.

INCOME. Net income for 2000 was $19.2 million, an increase of $8.0 million from $11.2 million for 1999.

Comprehensive income for 2000 was $24.3 million, an increase of $21.3 million from comprehensive income of $3.0 million for 1999.

FINANCIAL CONDITION
-------------------

RATINGS
Currently, the Companies' ratings are A+ by A. M. Best Company, AA+ by Fitch Ratings, and AA+ by Standard & Poor's Rating Services ("Standard & Poor's").

INVESTMENTS
The financial statement carrying value and amortized cost basis of the Companies' total investments increased 143.3% and 139.9%, respectively, in 2001. All of the Companies' investments, other than mortgage loans on real estate, are carried at fair value in the Companies' financial statements. The increase in the carrying value of the Companies' investment portfolio was mainly due to net purchases, as well as changes in unrealized appreciation and depreciation of fixed maturities. Growth in the cost basis of the Companies' investment portfolio resulted from the investment of premiums from the sale of the Companies' fixed account options mainly due to the introduction of the Guarantee product. The Companies manage the growth of insurance operations in order to maintain adequate capital ratios. To support the fixed account options of the Companies' insurance products, cash flow was invested primarily in fixed maturities and mortgage loans on real estate.

At December 31, 2001, the Companies had 18 investments in default. The Companies' investments had an average yield of 6.3% at December 31, 2001. The Companies estimate the total investment portfolio, excluding policy loans, had a fair value approximately equal to 100.8% of amortized cost value at December 31, 2001.

Fixed Maturities: At December 31, 2001, the Companies had fixed maturities with an amortized cost and an estimated fair value of $2.0 billion. The Companies classify 100% of securities as available for sale. Net unrealized appreciation of fixed maturities of $12.4 million was comprised of gross appreciation of $30.0 million and gross depreciation of $17.6 million. Net unrealized holding gains on these securities of $3.8 million were included in stockholder's equity at December 31, 2001 (net of adjustments for VPIF of $0.5 million, DPAC of $6.0 million, and deferred income taxes of $2.1 million).

The individual securities in the Companies' fixed maturities portfolio (at amortized cost) include investment grade securities, which include securities issued by the U.S. government, its agencies, and corporations that are rated at least A- by Standard & Poor's ($1.0 billion or 52.0%), that are rated BBB+ to BBB- by Standard & Poor's ($446.8 million or 22.5%), and below investment grade securities, which are securities issued by corporations that are rated BB+ and lower by Standard & Poor's ($101.1 million or 5.1%). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1, 2, 3, 4, or 5, with 1 being the highest rating (totaling $403.5 million or 20.4%), and investments with a rating of 6 on which impairment writedowns have been recognized ($0.3 million or 0.0%). The Companies' fixed maturity investment portfolio had a combined yield at amortized cost of 6.5% on December 31, 2001.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

At December 31, 2001, the amortized cost value of the Companies' total investment in below investment grade securities, excluding mortgage-backed securities, was $82.8 million, or 3.6%, of the Companies' investment portfolio. The Companies intend to purchase additional below investment grade securities, but do not expect the percentage of the portfolio invested in such securities to exceed 10% of the investment portfolio. At December 31, 2001, the average yield at amortized cost on the Companies' below investment grade portfolio was 8.5% compared to 6.5% for the Companies' investment grade corporate bond portfolio. The Companies estimate the fair value of the below investment grade portfolio was $82.7 million, or 99.9% of amortized cost value, at December 31, 2001.

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as recession or increasing interest rates, than are investment grade issuers. The Companies attempt to reduce the overall risk in the below investment grade portfolio, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by issuer and/or guarantor and by industry.

The Companies analyze the investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Companies' ability to realize the carrying value on any investment has been impaired. For debt and equity securities, if impairment in value is determined to be other than temporary (i.e., if it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Companies' portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Companies' net income in future periods.

In 2001, fixed maturities designated as available for sale with a combined amortized cost of $881.1 million were sold, called, or repaid by their issuers. In total, net pre-tax losses from sales, calls, and repayments of fixed maturities amounted to $0.5 million in 2001.

In 2001, Golden American determined that the carrying value of eleven impaired fixed maturity investments exceeded their estimated net realizable value. As a result, during 2001, Golden American recognized a total pre-tax loss of approximately $4.4 million to reduce the carrying value of all impaired fixed maturity investments to their net realizable value of $5.5 million.

Equity Securities: Equity securities with a cost of $8.6 million were redeemed during 2001, resulting in a realized loss of $1.6 million. At December 31, 2001, the Companies owned equity securities with a cost of $74,000.

Mortgage Loans on Real Estate: Mortgage loans on real estate represent 9.6% of the Companies' investment portfolio. Mortgages outstanding at amortized cost were $213.9 million at December 31, 2001 with an estimated fair value of $219.2 million. The Companies' mortgage loan portfolio includes 79 loans with an average size of $2.7 million. The Companies' mortgage loans on real estate are typically secured by occupied buildings in major metropolitan locations and are diversified by type of property and geographic location. Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as Ohio (20% in 2001 and 4% in 2000) and California (18% in 2001 and 15% in 2000). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent of the Companies' mortgage loans investment at December 31, 2001 and 2000. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in multi-family apartments (36% in 2001 and 10% in 2000), industrial buildings (19% in 2001, 35% in 2000), retail facilities (20% in 2001, 18% in 2000), and office buildings (21% in 2001, 29% in 2000). At December 31, 2001, the average yield on the Companies' mortgage loan portfolio was 7.1%.

At December 31, 2001, no mortgage loan on real estate was delinquent by 90 days or more. The Companies' loan investment strategy is consistent with other life insurance subsidiaries of ING in the United States. The Companies have experienced a historically low default rate in their mortgage loan portfolios.

OTHER ASSETS
Reinsurance recoverables increased $22.0 million during 2001, due largely to an increase of $14.2 million in reinsurance reserves from an intercompany reinsurance agreement between Golden American and Security Life of Denver International, Ltd.. On December 28, 2000, effective January 1, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International, Ltd., an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits. Negative equity market returns during 2001 led to the increase in the reinsurance reserves under this agreement.

Amounts due from affiliates were $20,000 and $38.8 million at December 31, 2001 and 2000, respectively. At December 31, 2000, the Companies had a receivable of $35.0 million related to a capital contribution from EIC, which was settled during 2001.

Accrued investment income increased $13.2 million during 2001, due to an increase in investments in fixed maturities in 2001, which lead to an increase in investment income from fixed maturities.

DPAC represents certain deferred costs of acquiring insurance business, principally first year commissions and interest bonuses, premium credits, and other expenses related to the production of business after the Merger Date. The Companies' previous balances of DPAC and VPIF were eliminated as of the Merger Date, and an asset representing VPIF was established for all policies in force at the Merger Date. VPIF is amortized into income in proportion to the expected gross profits of in force acquired business in a manner similar to DPAC amortization. Any expenses which vary directly with the sales of the Companies' products are deferred and amortized. At December 31, 2001, the Companies had DPAC and VPIF balances of $709.0 million and $20.2 million, respectively, as compared to DPAC and VPIF balances of $635.1 million and $25.9 million, respectively, at December 31, 2000. During 2001 and 2000, the amount of policy acquisition costs deferred was reduced due to the effects of expenses reimbursed under the modified coinsurance agreements. See Liquidity and Capital Resources for further information regarding the modified coinsurance agreements.

Goodwill totaling $169.0 million, representing the excess of the acquisition cost over the fair value of net assets acquired, was established at the Merger Date. Accumulated amortization of goodwill as of December 31, 2001 was $17.6 million.

Other assets decreased $19.2 million during 2001, due mainly to a decrease in the receivable for securities sold.

At December 31, 2001, the Companies had $11.0 billion of separate account assets compared to $9.8 billion at December 31, 2000. The increase in separate account assets resulted from sales of the Companies' variable annuity products, net of redemptions, and from net policyholder transfers to the separate account options from the fixed account options within the variable products. The increase was partially offset by negative equity market returns.

At December 31, 2001, the Companies had total assets of $14.4 billion, a 21.2% increase from December 31, 2000.

LIABILITIES
Future policy benefits for annuity and interest sensitive life products increased $1.1 billion (104.3%), to $2.2 billion reflecting net sales of the Companies' fixed account options, net of transfers to the separate account. Separate account liabilities increased $1.2 billion (11.5%) to $11.0 billion at December 31, 2001. Net contributions to the separate account were partially offset by a decrease in separate account liabilities resulting from negative equity market returns.

On December 30, 1999, Golden American issued a $50 million, 8.179% surplus note to Equitable Life, which matures on December 29, 2029.

On December 8, 1999, Golden American issued a $35 million, 7.979% surplus note to First Columbine Life Insurance Company, an affiliate, which matures on December 7, 2029.

On September 30, 1999, Golden American issued a $75 million, 7.75% surplus note to ING AIH, which matures on September 29, 2029. On December 30, 1999, ING AIH assigned the surplus note to Equitable Life.

On December 30, 1998, Golden American issued a $60 million, 7.25% surplus note to Equitable Life, which matures on December 29, 2028.

On December 17, 1996, Golden American issued a $25 million, 8.25% surplus note to Equitable, which matures on December 17, 2026. As a result of the merger of Equitable into EIC, the surplus note is now payable to EIC.

Amounts due to affiliates increased by $5.2 million from $19.9 million at December 31, 2000 to $25.1 million at December 31, 2001. This is mainly due to an overpayment by Equitable Life to Golden American of the cash settlement of a liability for the modified coinsurance agreement.

Other liabilities increased $55.9 million from $69.4 million at December 31, 2000 to $125.3 at December 31, 2001, due primarily to the increase in amounts payable for securities purchased. Also contributing to this increase is the timing of the settlement of account transfers and an increase in outstanding checks.

In conjunction with the volume of variable annuity sales, the Companies' total liabilities increased $2.3 billion, or 20.5%, during 2001 and totaled $13.6 billion at December 31, 2001.

The effects of inflation and changing prices on the Companies' financial position are not material since insurance assets and liabilities are both primarily monetary and remain in balance. An effect of inflation, which has been low in recent years, is a decline in stockholder's equity when monetary assets exceed monetary liabilities.

STOCKHOLDER'S EQUITY
Additional paid-in capital increased $196.8 million, or 33.7%, from December 31, 2000 to $780.4 million at December 31, 2001, due to capital contributions from EIC.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

Liquidity is the ability of the Companies to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities. The Companies' principal sources of cash are variable annuity premiums and product charges, investment income, maturing investments, proceeds from debt issuance, and capital contributions. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, investment purchases, repayment of debt, as well as withdrawals and surrenders.

Net cash provided by operating activities was $239.9 million in 2001 compared to net cash provided by operating activities of $72.7 million in 2000. The Companies have predominantly had negative cash flows from operating activities since Golden American started issuing variable insurance products in 1989. These negative operating cash flows result primarily from the funding of commissions and other deferrable expenses related to the continued growth in the sales of variable annuity products. For 2001 and 2000, negative operating cash flows have been offset by the effects of a modified coinsurance agreement entered into during the second quarter of 2000 with Equitable Life. This resulted in a net cash settlement of $224.5 million during 2001. For 2000, this modified coinsurance resulted in a net cash settlement of $218.8 million. A further source of cash provided from operating activities is the decrease in other assets and receivables from affiliates, together with an increase in other liabilities and payables to affiliates.

Net cash used in investing activities was $1.3 billion during 2001 as compared to net cash provided by investing activities of $49.3 million in 2000. This increase in the net cash used in investing activities is primarily due to net purchases of fixed maturities and mortgage loans on real estate during 2001 versus net sales for these types of investments in 2000. Net purchases of fixed maturities reached $1.2 billion in 2001 versus net sales of $51.1 million in 2000. Net purchases of mortgage loans on real estate reached $114.3 million in 2001 versus net purchases of $0.2 million during the same period in 2000. These investment purchases were mainly due to an increase in sales of the Companies' fixed account options, primarily from the introduction of the Guarantee product in the fourth quarter of 2000.

Net cash provided by financing activities was $1.1 billion during 2001 as compared to net cash used in financing activities of $51.9 million during the prior year. In 2001, net cash provided by financing activities was positively impacted by net fixed account deposits of $1.8 billion compared to $660.4 million in 2000 primarily due to the introduction of the Guarantee product in the fourth quarter of 2000. In 2001, net cash provided by financing activities was also positively impacted by an increase in capital contributions from EIC. The Companies received $196.8 million in capital contributions from EIC in 2001 compared to $115.0 million in 2000. Offsetting these increases, during 2001, were net reallocations to the Companies' separate accounts, which increased to $902.9 million from $825.9 million during the prior year.

The Companies' liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. Golden American maintains a $65.0 million reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), and the Companies have established an $85.0 million revolving note facility with SunTrust Bank. This revolving note payable was amended and restated in April 2001 with an expiration date of May 31, 2002. Management believes that these sources of liquidity are adequate to meet the Companies' short-term cash obligations.

Based on current trends, the Companies expect to continue to use net cash in operating activities, given the continued growth of annuity sales. It is anticipated that a continuation of capital contributions from its Parent, the issuance of additional surplus notes, and/or the use of modified coinsurance agreements will cover these net cash outflows. ING AIH is committed to the sustained growth of Golden American. During 2002, ING AIH will maintain Golden American's statutory capital and surplus at the end of each quarter at a level such that: 1) the ratio of Total Adjusted Capital divided by Company Action Level Risk Based Capital exceeds 300%; 2) the ratio of Total Adjusted Capital (excluding surplus notes) divided by Company Action Level Risk Based Capital exceeds 200%; and 3) Golden American's statutory capital and surplus exceeds the "Amounts Accrued for Expense Allowances Recognized in Reserves" as disclosed on page 3, Line 13 of Golden American's statutory statement.

During 2000 and 2001, Golden American occupied 125,000 square feet of leased space in West Chester, Pennsylvania. From January 1, 2001 to September 30, 2001, First Golden's principal office was located in New York, New York, where certain of the Company's records were maintained. As of October 1, 2001, First Golden's principal office moved to Woodbury, New York.

The ability of Golden American to pay dividends to the Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2002, Golden American cannot pay dividends to Equitable Life without prior approval of statutory authorities. Golden American did not pay common stock dividends during 2001, 2000, or 1999.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing. The management of First Golden does not anticipate paying dividends to Golden American during 2002. First Golden did not pay common stock dividends during 2001, 2000, or 1999.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Companies have complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate that the Companies have total adjusted capital well above all required capital levels.

Reinsurance: At December 31, 2001, Golden American had reinsurance treaties with five unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life covering a considerable portion of Golden American's variable annuities issued after January 1, 2000, excluding those with an interest rate guarantee.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International, Ltd., an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued after January 1, 2000. Golden American also obtained an irrevocable letter of credit through Bank of New York in the amount of $25 million related to this agreement. Effective December 24, 2001, the letter of credit amount was revised to $70 million.

On December 29, 2000, First Golden entered into a reinsurance treaty with London Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued on or after January 1, 2000.

MARKET RISK AND RISK MANAGEMENT
-------------------------------

Asset/liability management is integrated into many aspects of the Companies' operations, including investment decisions, product development, and crediting rates determination. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include anticipated contractholder behavior, and variable separate account performance.

Contractholders bear the majority of the investment risks related to variable insurance products. The Companies' products also provide certain minimum death and guaranteed living benefits; the Companies' liabilities related to these benefits which depend in part on the performance of the variable separate accounts. Currently, the majority of death and living benefit risks are reinsured, which protects the Companies from adverse mortality experience and prolonged capital market decline.

A surrender, partial withdrawal, transfer, or annuitization made prior to the end of a guarantee period under a fixed account or product may be subject to a market value adjustment. As the majority of the liabilities in the fixed account are subject to market value adjustment, the Companies do not face a material amount of market risk volatility. The fixed account liabilities are supported by a portfolio principally composed of fixed rate investments that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available for sale. This enables the Companies to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The Companies' asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is currently no material solvency risk to the Companies. With respect to a 10% drop in equity values from year end 2001 levels, variable separate account funds, which represent 84% of the Companies' in force business, pass the risk in underlying fund performance to the contractholder (except for certain minimum benefits guarantees, described above). With respect to interest rate movements up or down 100 basis points from year end 2001 levels, the remaining 16% of the in force are fixed account funds, and almost all of these have market value adjustments which provide significant protection to the Companies against changes in interest rates.

CRITICAL ACCOUNTING POLICIES
----------------------------

GENERAL
We have identified the accounting policies below as critical to our business operations and understanding of our results of operations. For a detailed discussion of the application of these and other accounting policies, see Note 1 in the Notes to Consolidated Financial Statements. Note that the application of these accounting policies in the preparation of this report requires management to use judgments involving assumptions and estimates concerning future results or other developments including the likelihood, timing or amount of one or more future transactions or events. There can be no assurance that actual results will not differ from those estimates. These judgments are reviewed frequently by senior management, and an understanding of them may enhance the reader's understanding of the Company's financial statements and Management's Discussion and Analysis.

AMORTIZATION OF DEFERRED ACQUISITION COSTS AND VALUE OF PURCHASED INSURANCE IN FORCE
We amortize our deferred policy acquisition costs and value of purchased insurance in force on our annuity contracts in proportion to estimated gross profits. The amortization is adjusted to reflect actual gross profits over the life of the contracts (up to 30 years for annuity contracts). Our estimated gross profits are computed based on assumptions related to the underlying contracts including, but not limited to, charges assessed against policyholders, margins, lapse, persistency, expenses and asset growth rates.

Our current estimated gross profits include certain judgments concerning charges assessed against policyholders, margins, lapse, persistency, expenses and asset growth that are based on a combination of actual company experience and historical market experience of equity and fixed income returns. Estimated gross profits are adjusted periodically to take into account the actual experience to date and changes in assumptions as regards the future. Short-term variances of actual results from the judgments made by management can impact quarter to quarter earnings.

INCOME TAXES
The Companies establish reserves for possible proposed adjustments by various taxing authorities. Management believes there are sufficient reserves provided for, or adequate defenses against any such adjustments.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

Any forward-looking statement contained herein or in any other oral or written statement by the Companies or any of their officers, directors, or employees is qualified by the fact that actual results of the Companies may differ materially from such statement, among other risks and uncertainties inherent in the Companies' business, due to the following important factors:

     1. Prevailing interest rate levels and equity performance, which may affect the ability of the Companies to sell their products, the market value and liquidity of the Companies' investments, fee revenue, and the lapse rate of the Companies' products, notwithstanding product design features intended to enhance persistency of the Companies' products.

     2. Changes in the federal income tax laws and regulations, which benefit the tax treatment of investments that compete with annuity products for retirement savings may adversely affect the tax treatment of the Companies' products and benefits thereunder.

     3. Changes in the regulation of financial services, including potential federal regulation of insurance, bank sales, and underwriting of insurance products, which may affect the competitive environment for the Companies' products.

     4. Increasing competition from other market participants for the sale of annuity products.

     5. Other factors that could affect the performance of the Companies, including, but not limited to, market conduct claims against the Companies and/or firms selling the Companies' product, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design, and sales volume by significant sellers of the Companies' variable products.

OTHER INFORMATION
-----------------

SEGMENT INFORMATION. During the period since the acquisition by Bankers Trust, September 30, 1992 to date of this Prospectus, Golden American's operations consisted of one business segment, the sale of variable and fixed insurance products. Golden American and its affiliate DSI are party to in excess of 620 sales agreements with broker-dealers, seven of whom, Locust Street Securities, Inc., Vestax Securities Corporation, Compu Life Investors Services, Inc., IFG Network Securities, Inc., Multi-Financial Securities Corporation, Primevest Financial Services and Washington Square Securities, Inc. are affiliates of Golden American.

In 2001, 2000, and 1999, the Companies received 14.0%, 11.3%, and 10.0% of total premiums, net of reinsurance, for variable products sold through eight affiliates as noted in the following table:

   YEAR ENDED DECEMBER 31,                       2001       2000        1999
--------------------------------------------------------------------------------
                                                    (Dollars in thousands)

   LSSI..................................      $124.4      $127.0      $168.5
   Vestax Securities Corporation.........        35.3        47.2        88.1
   DSI...................................         1.1         1.4         2.5
   Multi-Financial Securities
      Corporation .......................        26.2        38.6        44.1
   IFG Network Securities, Inc...........        12.8        23.1        25.8
   Washington Square ....................        99.2        44.6          --
   Primevest.............................        46.0         6.2          --
   Compulife.............................         6.6         2.7          --
                                          --------------------------------------
   Total.................................      $351.6      $290.8      $329.0
                                          ======================================

RESERVES. In accordance with the life insurance laws and regulations under which Golden American operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on outstanding Contracts. Reserves, based on valuation mortality tables in general use in the United States, where applicable, are computed to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, make adequate provision according to presently accepted actuarial standards of practice, for the anticipated cash flows required by the contractual obligations and related expenses of Golden American.

COMPETITION. Golden American is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products comparable to those of Golden American. There are over 2500 stock, mutual and other types of insurers in the life insurance business in the United States, a substantial number of which are significantly larger than Golden American.

AGREEMENTS WITH AFFILIATES. Directed Services, Inc. ("DSI"), an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable products and appoint representatives of the broker/dealers as agents. For the years ended December 31, 2001, 2000, and 1999, the Companies paid commissions to DSI totaling $229,726,000, $208,883,000, and $181,536,000, respectively.

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the years ended December 31, 2001, 2000, and 1999, the fee was $23,138,000, $21,296,000, and $10,136,000, respectively.

Effective January 1, 1998, the Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets under management. The fee is payable quarterly. For the years ended December 31, 2001, 2000, and 1999, the Companies incurred fees of $4,392,000, $2,521,000, and $2,227,000, respectively, under this agreement.

Golden American has a guaranty agreement with Equitable Life. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2001 and 2000, Golden American incurred a fee of $12,000 and $7,000, respectively, under this agreement. No annual fee was paid in 1999.

Golden American provides certain advisory, computer, and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $8,192,000, $6,193,000, and $6,107,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $309,000, $1,270,000, and $1,251,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

During 2001, the State of Delaware Insurance Department approved expense sharing agreements with ING America Insurance Holdings, Inc. ("ING AIH") for administrative, management, financial, and information technology services. Under these agreements with ING AIH, Golden American incurred expenses of $23,153,000 for the year ended December 31, 2001.

First Golden provided resources and services to DSI. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $139,000, $223,000, and $387,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $478,000, $455,000, and $244,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $383,000, $593,000 and $460,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $326,000, $261,000 and $216,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $132,000, $115,000 and $103,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

DISTRIBUTION AGREEMENT. Under a distribution agreement, DSI acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by Golden American which as of December 31, 2000, are sold through other broker/dealer institutions. For the years 2001 and 2000, commissions paid by Golden American to DSI (including commissions paid by First Golden) aggregated $229.7 million and $208.9 million, respectively.

EMPLOYEES. Certain officers of Golden American are also officers of DSI, and their salaries are allocated among both companies. Certain officers of Golden American are also officers of other Equitable of Iowa subsidiaries. See "Directors and Executive Officers."

PROPERTIES. Golden American's principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380, where most of Golden American's records are maintained. This office space is leased. Other records are maintained in Des Moines and Atlanta at the offices of Equitable and ING, respectively.

STATE REGULATION. Golden American is subject to the laws of the State of Delaware governing insurance companies and to the regulations of the Delaware Insurance Department (the "Insurance Department"). A detailed financial statement in the prescribed form (the "Annual Statement") is filed with the Insurance Department each year covering Golden American's operations for the preceding year and its financial condition as of the end of that year. Regulation by the Insurance Department includes periodic examination to determine contract liabilities and reserves so that the Insurance Department may certify that these items are correct. Golden American's books and accounts are subject to review by the Insurance Department at all times. A full examination of Golden American's operations is conducted periodically by the Insurance Department and under the auspices of the NAIC.

In addition, Golden American is subject to regulation under the insurance laws of all jurisdictions in which it operates. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Golden American is required to file the Annual Statement with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by these agencies at regular intervals.

The NAIC has adopted several regulatory initiatives designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formula for determining adequate levels of capital and surplus. Insurance companies are required to calculate their risk-based capital in accordance with this formula and to include the results in their Annual Statement. It is anticipated that these standards will have no significant effect upon Golden American. For additional information about the Risk-Based Capital adequacy monitoring system and Golden American, see "Management's Discussion and Analysis Results of Operations."

In addition, many states regulate affiliated groups of insurers, such as Golden American, and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred by other insurance companies which have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength. For information regarding Golden American's estimated liability for future guaranty fund assessments, see Note 10 of Notes to Financial Statements.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Certain insurance products of Golden American are subject to various federal securities laws and regulations. In addition, current and proposed federal measures which may significantly affect the insurance business include regulation of insurance company solvency, employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies and the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

DIRECTORS AND OFFICERS
NAME (AGE)                         POSITION(S) WITH THE COMPANY
--------------------------         ---------------------------------------------
Chris D. Schreier (45)             President
Wayne R. Huneke (49)               Director and Chief Financial Officer
Thomas J. McInerney (45)           Director
Mark A. Tullis (46)                Director
P. Randall Lowery (49)             Director
Paula Cludray-Engelke (45)         Secretary
James R. McInnis (54)              Executive Vice President and Chief
                                     Marketing Officer
Stephen J. Preston (44)            Executive Vice President and Chief Actuary
David S. Pendergrass (41)          Vice President and Treasurer
David L. Jacobson (52)             Senior Vice President and Assistant Secretary
William L. Lowe (38)               Senior Vice President
Steven G. Mandel (42)              Senior Vice President and Chief
                                     Information Officer
Antonio M. Muniz (37)              Senior Vice President, Actuarial
Robert W. Crispin (56)             Senior Vice President, Investment
Boyd G. Combs (47)                 Senior Vice President, Taxation

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors are directors of insurance company subsidiaries of Golden American's parent, Equitable of Iowa. Golden American's directors and senior executive officers and their principal positions for the past five years are listed below:

Mr. Chris D. Schreier was elected President of Golden American in March, 2001. >From January, 1994 to September, 1996 he served as Assistant Vice President and Assistant Controller for ReliaStar Financial Corp. He was elected Second Vice President of ReliaStar Financial Corp. and ReliaStar Life Insurance Company from September, 1996 to January, 1999. He has served as Vice President and Controller of ReliaStar Financial Corp. since January, 1999.

Mr. Wayne R. Huneke was elected Director, Senior Vice President and Chief Financial Officer of Golden American in March, 2001. Since October, 1995 he has served as a Director of ReliaStar Life Insurance Company. He served ReliaStar Financial Corp. as Senior Vice President, Chief Financial Officer from August, 1994 to November, 1997, from November, 1997 to May, 1999 he served as Senior Vice President, ReliaStar Financial Markets. He became Senior Executive Vice President of ReliaStar Financial Corp. in May, 1999.

Mr. Thomas J. McInerney was elected as a Director of Golden American in March, 2001. He served Aetna U.S. Healthcare, Inc. as Vice President, National Accounts from April, 1996 to March, 1997. From August, 1997 to the present he has served as Director and from September, 1997 to the present he has served as President of Aetna Life Insurance & Annuity Company. He has served as President and Director of Aetna Insurance Company of America from September, 1997 to the present.

Mr. Mark A. Tullis became a Director of Golden American and First Golden in December 1999. He has served as Executive Vice President, Strategy and Operations for ING Americas Region since September 1999. From June, 1994 to August, 1999, he was with Primerica, serving as Executive Vice President at the time of his departure.

Mr. P. Randall Lowery became a Director of Golden American in April, 1999 and First Golden in December, 1999. He has served as Executive Vice President and Chief Actuary for ING Americas Region since 1990.

Ms. Paula Cludray-Engelke was elected Secretary of Golden American in March, 2001. From October, 1985 to October, 2000 Ms. Cludray-Engelke served with ReliaStar Life Insurance Company (f/k/a Northwestern National Life Insurance Company) in various compliance positions. From October, 2000 to the present she has served as an Attorney with ING US Legal Services.

Mr. James R. McInnis joined Golden American and First Golden in December, 1997 as Executive Vice President. From 1982 through November, 1997, he held several positions with the Endeavor Group and was President upon his departure.

Mr. David S. Pendergrass was elected Treasurer and Vice President of Golden American in December, 2000. Since October, 1995 he has served as a Vice President and Treasurer of ING North America Insurance Corporation.

Mr. David L. Jacobson joined Golden American in November, 1993 as Vice President and Assistant Secretary and became Senior Vice President in December, 1993. He was elected Senior Vice President and Assistant Secretary for First Golden in June, 1996.

Mr. Stephen J. Preston joined Golden American in December, 1993 as Senior Vice President, Chief Actuary and Controller. He became an Executive Vice President and Chief Actuary in June, 1998. He was elected Senior Vice President and Chief Actuary of First Golden in June, 1996 and elected Executive Vice President in June, 1998.

Mr. William L. Lowe joined Equitable Life as Vice President, Sales & Marketing in January, 1994. He became a Senior Vice President, Sales & Marketing, of Golden American in August, 1997. He was also President of Equitable of Iowa Securities Network, Inc. until October, 1998.

Mr. Steven G. Mandel joined Golden American in October 1988 and became Senior Vice President and Chief Information Officer in June, 1998.

Mr. Antonio M. Muniz was elected Senior Vice President of Golden American in July, 2001. From November, 1999 to July, 2001 he was Vice President of Golden American. He served as Director of Latin America for Transamerica Reinsurance from January, 1998 to October, 1999. He served as Vice President at The Coventry Group from October, 1997 to December, 1998. From March, 1994 to September, 1997 he was an Assistant Vice President for Golden American.

Mr. Boyd G. Combs was elected Senior Vice President, Tax of Golden American in July, 2001. From 1994 to March, 2000 he served as Vice President of ING America Insurance Holdings, Inc. He has served as Senior Vice President of Equitable of Iowa Companies, Inc. since April, 1999. He has served as Senior Vice President and Director of Taxes of ING America Insurance Holdings, Inc. and ING North America Insurance Corporation since 2000.

Mr. Robert W. Crispin was elected Senior Vice President of Golden American in October, 2001. From 1995 to 1999 he served as Executive Vice President of UnumProvident Corporation. From 1999 to 2000 he served as Executive Vice President of Massachusetts Mutual Life Insurance Co. From 2000 to June, 2001 Mr. Crispin served with ING Investment Management LLC in various investment positions.

COMPENSATION TABLE AND OTHER INFORMATION
The following sets forth information with respect to the Chief Executive Officer of Golden American as well as the annual salary and bonus for the next five highly compensated executive officers for the fiscal year ended December 31, 2001. Certain executive officers of Golden American are also officers of DSI and First Golden. The salaries of such individuals are allocated among Golden American, DSI and First Golden pursuant to an arrangement among these companies.

EXECUTIVE COMPENSATION TABLE
The following table sets forth information with respect to the annual salary and bonus for Golden American's Chief Executive Officer and the four other most highly compensated executive officers for the fiscal year ended December 31, 2001.

                                                                             LONG-TERM
                                          ANNUAL COMPENSATION              COMPENSATION
                                       -------------------------    --------------------------
                                                                     RESTRICTED     SECURITIES
NAME AND                                                            STOCK AWARDS    UNDERLYING     ALL OTHER
PRINCIPAL POSITION           YEAR        SALARY         BONUS 1       OPTIONS        OPTIONS     COMPENSATION2
------------------           ----      ---------     -----------       ------        -------     -------------
Barnett Chernow............  2001      $ 450,000     $ 1,000,000        4,600         49,700        $ 27,000
  President                  2000      $ 409,447     $   638,326                      10,200        $ 26,887
                             1999      $ 300,009     $   698,380                       6,950        $ 20,464

James R. McInnis...........  2001      $ 300,000     $   827,804       20,000         16,700        $ 18,000
  Executive Vice             2000      $ 337,543     $ 1,210,898                       5,200        $ 19,487
  President                  1999      $ 250,007     $   955,646                       5,550        $ 15,663

William L. Lowe............  2001      $ 200,000     $   736,564                       7,500              --
  Senior Vice                2000      $ 205,144     $   821,545                       3,500        $     81
  President                  1999      $ 191,589     $   737,933                                    $  2,924

Stephen J. Preston.........  2001      $ 285,000     $    81,824       11,900         17,000        $ 17,100
  Executive Vice             2000      $ 230,170     $   426,994                       5,000        $ 14,713
  President and              1999      $ 198,964     $   235,002                       2,050        $ 12,564
  Chief Actuary

Gary Haynes................  2001      $ 225,000     $   235,412        8,480                       $ 13,500
  Senior Vice                2000      $ 201,136     $   404,773                       3,000        $ 14,735
  President                  1999      $ 159,030     $    50,000                                    $  9,540

---------------------
     1    The amount shown relates to bonuses paid in 2001, 2000, and 1999.
     2 Other compensation includes a business allowance for each named executive which is required to be applied to specific business expenses of the named executive.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL
                                                                                      REALIZABLE VALUE AT
                                         % OF TOTAL                                     ASSUMED ANNUAL
                            NUMBER OF     OPTIONS                                       RATES OF STOCK
                           SECURITIES    GRANTED TO                                   PRICE APPRECIATION
                           UNDERLYING    EMPLOYEES    EXERCISE                          FOR OPTION TERM
                             OPTIONS     IN FISCAL    OR BASE      EXPIRATION       -----------------------
NAME                         GRANTED        YEAR       PRICE         DATE              5%            10%
----                         -------        ----       ------     -------------     ---------     ---------
Barnett Chernow..........      49700        1.26%      $25.72     March 11,2012     $  63,914     $ 127,828
James R. McInnis.........      16700        0.42%      $25.72     March 11,2012     $  21,476     $  42,952
William L. Lowe..........       7500        0.19%      $25.72     March 11,2012     $   9,645     $  19,290
Stephen J. Preston.......      17000        0.43%      $25.72     March 11,2012     $  21,862     $  43,724
Gary Haynes..............          0        0.00%      $25.72     March 11,2012     $       0     $       0

--------------------------------------------------------------------------------
         FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Golden American Life Insurance Company

We have audited the accompanying consolidated balance sheets of Golden American Life Insurance Company as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Golden American Life Insurance Company at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                             /s/ Ernst & Young LLP

Atlanta, Georgia
March 15, 2002

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                           CONSOLIDATED BALANCE SHEETS

                  (Dollars in thousands, except per share date)

                                                                        DECEMBER 31,  DECEMBER 31,
                                                                           2001          2000
                                                                        -------------------------
ASSETS
 Investments:
   Fixed maturities, available for sale, at fair value
     (cost: 2001 - $1,982,527; 2000 - $798,751) .....................   $ 1,994,913   $   792,578
   Equity securities, at fair value (cost: 2001 - $74; 2000 - $8,611)            55         6,791
   Mortgage loans on real estate ....................................       213,883        99,916
   Policy loans .....................................................        14,847        13,323
   Short-term investments ...........................................        10,021         5,300
                                                                        -------------------------
Total investments ...................................................     2,233,719       917,908

Cash and cash equivalents ...........................................       195,726       164,682

Reinsurance recoverable .............................................        27,151        19,331

Reinsurance recoverable from affiliates .............................        28,800        14,642

Due from affiliates .................................................            20        38,786

Accrued investment income ...........................................        22,771         9,606

Deferred policy acquisition costs ...................................       709,042       635,147

Value of purchased insurance in force ...............................        20,203        25,942

Current income taxes recoverable ....................................           400           511

Property and equipment, less allowances for depreciation
   of $10,624 in 2001 and $5,638 in 2000 ............................        10,468        14,404

Goodwill, less accumulated amortization of $17,600 in 2001
   and $13,376 in 2000 ..............................................       151,363       155,587

Other assets ........................................................        12,788        32,019

Separate account assets .............................................    10,958,191     9,831,489
                                                                        -------------------------
Total assets ........................................................   $14,370,642   $11,860,054
                                                                        =========================

See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                           CONSOLIDATED BALANCE SHEETS-(Continued)

                  (Dollars in thousands, except per share data)

                                                             DECEMBER 31,   DECEMBER 31,
                                                                 2001           2000
                                                             ---------------------------
LIABILITIES AND STOCKHOLDER'S EQUITY
Policy liabilities and accruals:
   Future policy benefits:
     Annuity and interest sensitive life products ........   $  2,178,189   $  1,062,891
     Unearned revenue reserve ............................          6,241          6,817
   Other policy claims and benefits ......................            836             82
                                                             ---------------------------
                                                                2,185,266      1,069,790

Surplus notes ............................................        245,000        245,000
Revolving note payable ...................................          1,400             --
Due to affiliates ........................................         25,080         19,887
Deferred income tax liability ............................         12,612          7,377
Other liabilities ........................................        125,264         69,374
Separate account liabilities .............................     10,958,191      9,831,489
                                                             ---------------------------
                                                               13,552,813     11,242,917

Commitments and contingencies

Stockholder's equity:
   Preferred Stock, par value $5,000 per share, authorized
     50,000 shares .......................................             --             --
   Common stock, par value $10 per share, authorized,
     issued, and outstanding 250,000 shares ..............          2,500          2,500
   Additional paid-in capital ............................        780,436        583,640
   Accumulated other comprehensive gain (loss) ...........          3,804         (4,046)
   Retained earnings .....................................         31,089         35,043
                                                             ---------------------------
Total stockholder's equity ...............................        817,829        617,137
                                                             ---------------------------
Total liabilities and stockholder's equity ...............   $ 14,370,642   $ 11,860,054
                                                             ===========================

See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             (Dollars in thousands)

YEAR ENDED DECEMBER 31                                              2001         2000         1999
                                                                 -----------------------------------
REVENUES:
   Annuity and interest sensitive life product charges .......   $ 163,805    $ 144,877    $  82,935
   Management fee revenue ....................................      25,079       22,982       11,133
   Net investment income .....................................      94,396       64,140       59,169
   Realized losses on  investments ...........................      (6,470)      (6,554)      (2,923)
                                                                 -----------------------------------
                                                                   276,810      225,445      150,314

Insurance benefits and expenses:
   Annuity and interest sensitive life benefits:
     Interest credited to account balances ...................     191,885      183,003      175,257
     Guaranteed benefits reserve change ......................      14,015       12,085           --
     Benefit claims incurred in excess of account balances ...       3,182        4,943        6,370
   Underwriting, acquisition, and insurance expenses:
     Commissions .............................................       2,686        4,836        6,847
     Commissions-- affiliates ................................     229,726      208,883      181,536
     General expenses ........................................     113,259       84,936       60,205
     Insurance taxes, state licenses, and fees ...............       6,610        4,528        3,976
     Policy acquisition costs deferred .......................    (128,249)    (168,444)    (346,396)
     Amortization:
      Deferred policy acquisition costs ......................      45,229       55,154       33,119
      Value of purchased insurance in force ..................       4,403        4,801        6,238
      Goodwill ...............................................       4,224        4,224        4,224
    Expenses and charges reimbursed under modified coinsurance
     agreements ..............................................      (1,085)      (7,030)      (9,247)
    Expenses and charges reimbursed under modified coinsurance
     agreements - affiliates .................................    (224,549)    (218,757)          --
                                                                 -----------------------------------
                                                                   261,336      173,162      122,129

Interest expense .............................................      19,252       19,867        8,894
                                                                 -----------------------------------
                                                                   280,588      193,029      131,023
                                                                 -----------------------------------
Income (loss) before income taxes ............................      (3,778)      32,416       19,291

Income taxes .................................................         176       13,236        8,077
                                                                 -----------------------------------

Net income (loss) ............................................   $  (3,954)   $  19,180    $  11,214
                                                                 ===================================

See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                             (Dollars in thousands)

                                                                           Accumulated
                                                              Additional      Other                     Total
                                                    Common      Paid-in   Comprehensive   Retained  Stockholder's
                                                     Stock      Capital   Income (Loss)   Earnings     Equity
                                                  -------------------------------------------------------------
Balance at December 31, 1998 ..................   $   2,500    $ 347,640    $    (895)   $   4,649    $ 353,894
   Comprehensive income:
     Net income ...............................          --           --           --       11,214       11,214
     Change in net unrealized
      investment losses .......................          --           --       (8,259)          --       (8,259)
                                                                                                      ---------
   Comprehensive income .......................                                                           2,955
   Contribution of capital ....................          --      121,000           --           --      121,000
                                                  -------------------------------------------------------------
Balance at December 31, 1999 ..................   $   2,500    $ 468,640    $  (9,154)   $  15,863    $ 477,849
   Comprehensive income:
     Net income ...............................          --           --           --       19,180       19,180
     Change in net unrealized
      investment gains ........................          --           --        5,108           --        5,108
                                                                                                      ---------
   Comprehensive income .......................                                                          24,288
   Contribution of capital ....................          --      115,000           --           --      115,000
                                                  -------------------------------------------------------------
Balance at December 31, 2000 ..................   $   2,500    $ 583,640    $  (4,046)   $  35,043    $ 617,137
   Comprehensive income:
     Net loss .................................          --           --           --       (3,954)      (3,954)
     Change in net unrealized
      investment gains ........................          --           --        7,850           --        7,850
                                                                                                      ---------
   Comprehensive income .......................                                                           3,896
   Contribution of capital ....................          --      196,796           --           --      196,796
                                                  -------------------------------------------------------------
Balance at December 31, 2001 ..................   $   2,500    $ 780,436    $   3,804    $  31,089    $ 817,829
                                                  =============================================================

See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

YEAR ENDED DECEMBER 31                                         2001           2000           1999
                                                           -----------------------------------------
OPERATING ACTIVITIES
Net income (loss) ......................................   $    (3,954)   $    19,180    $    11,214
Adjustments to reconcile net income to net cash
  provided by (used in) operations:
   Adjustments related to annuity and
     interest sensitive life products:
     Interest credited and other charges on
       interest sensitive products .....................       191,885        183,003        175,257
     Charges for mortality and administration ..........          (341)          (313)           524
     Change in unearned revenues .......................          (576)           517          2,460
   Increase in policy liabilities and accruals .........           754             74              8
   Increase in guaranteed benefits reserve .............        28,173         26,727             --
   Decrease (increase) in accrued investment income ....       (13,165)         1,592         (1,553)
   Policy acquisition costs deferred ...................      (128,249)      (168,444)      (346,396)
   Amortization of deferred policy acquisition costs ...        45,229         55,154         33,119
   Amortization of value of purchased
     insurance in force ................................         4,403          4,801          6,238
   Change in other assets, due to/from affiliates, other
     liabilities, and accrued income taxes .............       108,578        (78,482)        24,845
   Provision for depreciation and amortization .........         1,341          9,062          9,296
   Provision for deferred income taxes .................          (606)        13,282          8,077
   Realized losses on investments ......................         6,470          6,554          2,923
                                                           -----------------------------------------
Net cash provided by (used in) operating activities ....       239,942         72,707        (73,988)
                                                           -----------------------------------------

INVESTING ACTIVITIES
Sale, maturity, or repayment of investments:
   Fixed maturities - available for sale ...............       880,688        205,136        220,547
   Mortgage loans on real estate .......................       135,996         12,701          6,572
   Equity securities ...................................         6,956          6,128             --
   Policy loans - net ..................................            --            834             --
   Short-term investments - net ........................            --             --            980
                                                           -----------------------------------------
                                                             1,023,640        224,799        228,099
Acquisition of investments:
   Fixed maturities - available for sale ...............    (2,070,849)      (154,028)      (344,587)
   Equity securities ...................................           (40)            --             --
   Mortgage loans on real estate .......................      (250,314)       (12,887)        (9,659)
   Policy loans - net ..................................        (1,524)            --         (2,385)
   Short-term investments - net ........................        (4,721)        (5,300)            --
                                                           -----------------------------------------
                                                            (2,327,448)      (172,215)      (356,631)
Issuance of reciprocal loan agreement receivables ......            --        (16,900)            --
Receipt of repayment of reciprocal loan agreement
  receivables ..........................................            --         16,900             --
Net sale (purchase) of property and equipment ..........         1,248         (3,285)        (8,968)
                                                           -----------------------------------------
Net cash provided by (used in) investing activities ....    (1,302,560)        49,299       (137,500)

See accompanying notes.


                                       27

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)

                             (Dollars in thousands)

YEAR ENDED DECEMBER 31                                         2001           2000           1999
                                                           -----------------------------------------
FINANCING ACTIVITIES
Proceeds from reciprocal loan agreement
   borrowings with affiliates ..........................   $    69,300    $   178,900    $   396,350
Repayment of reciprocal loan agreement
   borrowings with affiliates ..........................       (69,300)      (178,900)      (396,350)
Proceeds from revolving note payable ...................         3,078         67,200        220,295
Repayment of revolving note payable ....................        (1,678)       (68,600)      (218,895)
Proceeds from surplus note with affiliates .............            --             --        160,000
Receipts from annuity and interest
   sensitive life policies credited to
   account balances ....................................     1,933,148        801,793        773,685
Return of account balances on annuity
   and interest sensitive life policies ................      (134,787)      (141,440)      (146,607)
Net reallocations to separate accounts .................      (902,895)      (825,848)      (650,270)
Contributions of capital by EIC ........................       196,796        115,000        121,000
                                                           -----------------------------------------
Net cash provided by (used in) financing activities ....     1,093,662        (51,895)       259,208
                                                           -----------------------------------------

Increase in cash and cash equivalents ..................        31,044         70,111         47,720
Cash and cash equivalents at
   beginning of period .................................       164,682         94,571         46,851
                                                           -----------------------------------------
Cash and cash equivalents at
   end of period .......................................   $   195,726    $   164,682    $    94,571
                                                           =========================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION
Cash paid during the period for:
   Interest ............................................   $    14,955    $    22,444    $     6,392
   Income taxes ........................................            --            957             --

See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2001

1.   SIGNIFICANT ACCOUNTING POLICIES
------------------------------------

CONSOLIDATION
The consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and collectively with Golden American, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION
Golden American, a wholly owned subsidiary of Equitable Life Insurance Company of Iowa ("Equitable Life" or the "Parent"), offers variable insurance products and is licensed as a life insurance company in the District of Columbia and all states except New York. Equitable Life is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. (EIC). First Golden is licensed to sell insurance products in New York and Delaware. The Companies' variable and fixed insurance products are marketed by broker/dealers, financial institutions, and insurance agents. The Companies' primary customers are consumers and corporations.

On December 3, 2001, the Board of Directors of EIC approved a plan to contribute its holding of 100% of the stock of its wholly owned subsidiary, Golden American to another wholly owned subsidiary, Equitable Life. The contribution of stock occurred on December 31, 2001, following approval granted by the Insurance Department of the State of Delaware.

On October 24, 1997 ("the merger date"), PFHI Holding, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable") according to the terms of an Agreement and Plan of Merger ("the merger") dated July 7, 1997 among Equitable, PFHI, and ING Groep N.V. ("ING"). PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc., a Delaware corporation.

INVESTMENTS
Fixed Maturities: The Companies account for their investments under the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires fixed maturities to be designated as either "available for sale," "held for investment," or "trading." Sales of fixed maturities designated as "available for sale" are not restricted by SFAS No. 115. Available for sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in stockholder's equity, after adjustment for related changes in value of purchased insurance in force ("VPIF"), deferred policy acquisition costs ("DPAC"), and deferred income taxes. At December 31, 2001 and 2000, all of the Companies' fixed maturities are designated as available for sale, although the Companies are not precluded from designating fixed maturities as held for investment or trading at some future date.

Securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations. Premiums and discounts are amortized/accrued utilizing a method which results in a constant yield over the securities' expected lives. Amortization/accrual of premiums and discounts on mortgage and other asset-backed securities incorporates a prepayment assumption to estimate the securities' expected lives.

Equity Securities: Equity securities are reported at estimated fair value if readily marketable. The change in unrealized appreciation and depreciation of marketable equity securities (net of related deferred income taxes, if any) is included directly in stockholder's equity. Equity securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations.

Mortgage Loans on Real Estate: Mortgage loans on real estate are reported at cost adjusted for amortization of premiums and accrual of discounts. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of expected future cash flows from the loan discounted at the loan's effective interest rate, or to the loan's observable market price, or the fair value of the underlying collateral. The carrying value of impaired loans is reduced by the establishment of a valuation allowance, which is adjusted at each reporting date for significant changes in the calculated value of the loan. Changes in this valuation allowance are charged or credited to income.

Other Investments: Policy loans are reported at unpaid principal. Short-term investments are reported at cost, adjusted for amortization of premiums and accrual of discounts.

Realized Gains and Losses: Realized gains and losses are determined on the basis of specific identification.

Fair Values: Estimated fair values, as reported herein, of conventional mortgage-backed securities not actively traded in a liquid market are estimated using a third party pricing process. This pricing process uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities. Estimated fair values of publicly traded fixed maturities are reported by an independent pricing service. Fair values of private placement bonds are estimated using a matrix that assumes a spread (based on interest rates and a risk assessment of the bonds) over U.S. Treasury bonds. Estimated fair values of equity securities, which consist of the Companies' investment in its registered separate accounts, are based upon the quoted fair value of the securities comprising the individual portfolios underlying the separate accounts.

Accounting for Derivative Instruments and Hedging Activities: The Companies may from time to time utilize various derivative instruments to manage interest rate and price risk (collectively, market risk). The Companies have appropriate controls in place, and financial exposures are monitored and managed by the Companies as an integral part of their overall risk management program. Derivatives are recognized on the balance sheet at their fair value.

The change in a derivative's fair value is generally to be recognized in current period earnings, unless the derivative is specifically designated as a hedge of an exposure. If certain conditions are met, a derivative may be specifically designated as a hedge of an exposure to changes in fair value, variability of cash flows, or certain foreign currency exposures. When designated as a hedge, the fair value should be recognized currently in earnings or other comprehensive income, depending on whether such designation is considered a fair value hedge or a cash flow hedge. With respect to fair value hedges, the fair value of the derivative, as well as changes in the fair value of the hedged item, are reported in earnings. For cash flow hedges, changes in the derivatives' fair value are reported in other comprehensive income and subsequently reclassified into earnings when the hedged item affects earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

The Companies occasionally purchase a financial instrument that contains a derivative that is "embedded" in the instrument. The Companies' insurance products are also reviewed to determine whether they contain an embedded derivative. The Companies assess whether the economic characteristics of the embedded derivative are clearly and closely related to the economic characteristics of the remaining component of the financial instrument or insurance product (i.e., the host contract) and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract and that a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is separated from the host contract and carried at fair value. In cases where the host contract is measured at fair value, with changes in fair value reported in current period earnings, or the Companies are unable to reliably identify and measure the embedded derivative for separation from its host contract, the entire contract is carried on the balance sheet at fair value and is not designated as a hedging instrument.

CASH AND CASH EQUIVALENTS
For purposes of the accompanying Statements of Cash Flows, the Companies consider all demand deposits and interest-bearing accounts not related to the investment function to be cash equivalents. All interest-bearing accounts classified as cash equivalents have original maturities of three months or less.

DEFERRED POLICY ACQUISITION COSTS
Certain costs of acquiring new insurance business, principally first year commissions and interest bonuses, premium credit, and other expenses related to the production of new business have been deferred. Other expenses related to the production of new business that were deferred totaled $28.3 million during 2001, $16.3 million during 2000, and $29.6 million during 1999. Acquisition costs for variable insurance products are being amortized generally in proportion to the present value (using the assumed crediting rate) of expected future gross profits. This amortization is adjusted retrospectively when the Companies revise their estimate of current or future gross profits to be realized from a group of products. DPAC is adjusted to reflect the pro forma impact of unrealized gains and losses on fixed maturities the Companies have designated as "available for sale" under SFAS No. 115.

VALUE OF PURCHASED INSURANCE IN FORCE
As a result of the merger, a portion of the purchase price was allocated to the right to receive future cash flows from existing insurance contracts. This allocated cost represents VPIF, which reflects the value of those purchased policies calculated by discounting actuarially determined expected future cash flows at the discount rate determined by the purchaser. Amortization of VPIF is charged to expense in proportion to expected gross profits of the underlying business. This amortization is adjusted retrospectively when the Companies revise the estimate of current or future gross profits to be realized from the insurance contracts acquired. VPIF is adjusted to reflect the pro forma impact of unrealized gains and losses on available for sale fixed maturities.

PROPERTY AND EQUIPMENT
Property and equipment primarily represent leasehold improvements, office furniture, certain other equipment, and capitalized computer software and are not considered to be significant to the Companies' overall operations. Property and equipment are reported at cost less allowances for depreciation. Depreciation expense is computed primarily on the basis of the straight-line method over the estimated useful lives of the assets.

GOODWILL
Goodwill was established as a result of the merger and is being amortized over 40 years on a straight-line basis.

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets," effective for fiscal years beginning after December 15, 2001. For additional information, refer to the Pending Accounting Standards disclosure in Note 1.

FUTURE POLICY BENEFITS
Future policy benefits for divisions of the variable products with fixed interest guarantees are established utilizing the retrospective deposit accounting method. Policy reserves represent the premiums received plus accumulated interest, less mortality and administration charges. Interest credited to these policies ranged from 3.00% to 12.00% during 2001, 3.00% to 14.00% during 2000 and 3.00% to 11.00% during 1999. The unearned revenue reserve represents unearned distribution fees. These distribution fees have been deferred and are amortized over the life of the contracts in proportion to expected gross profits.

SEPARATE ACCOUNTS
Assets and liabilities of the separate accounts reported in the accompanying Balance Sheets represent funds separately administered principally for variable contracts. Contractholders, rather than the Companies, bear the investment risk for variable products. At the direction of the contractholders, the separate accounts invest the premiums from the sale of variable products in shares of specified mutual funds. The assets and liabilities of the separate accounts are clearly identified and segregated from other assets and liabilities of the Companies. Under Delaware insurance law, the portion of the separate account assets equal to the reserves and other liabilities of variable contracts cannot be charged with liabilities arising out of any other business the Companies may conduct.

Variable separate account assets are carried at fair value of the underlying investments and generally represent contractholder investment values maintained in the accounts. Variable separate account liabilities represent account balances for the variable contracts invested in the separate accounts; the fair value of these liabilities is equal to their carrying amount. Net investment income and realized and unrealized capital gains and losses related to separate account assets are not reflected in the accompanying Statements of Operations.

Product charges recorded by the Companies from variable insurance products consist of charges applicable to each contract for mortality and expense risk, cost of insurance, contract administration, and surrender charges. In addition, some variable annuity and all variable life contracts provide for a distribution fee collected for a limited number of years after each premium deposit. Revenue recognition of collected distribution fees is amortized over the life of the contract in proportion to its expected gross profits. The balance of unrecognized revenue related to the distribution fees is reported as an unearned revenue reserve.

DEFERRED INCOME TAXES
Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred tax assets or liabilities are adjusted to reflect the pro forma impact of unrealized gains and losses on equity securities and fixed maturities the Companies have designated as available for sale under SFAS No. 115. Changes in deferred tax assets or liabilities resulting from this SFAS No. 115 adjustment are charged or credited directly to stockholder's equity. Deferred income tax expenses or credits reflected in the Companies' Statements of Operations are based on the changes in the deferred tax asset or liability from period to period (excluding the SFAS No. 115 adjustment).

DIVIDEND RESTRICTIONS
Golden American's ability to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2002, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities. Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing.

SEGMENT REPORTING
The Companies manage their business as one segment, the sale of variable and fixed insurance products designed to meet customer needs for tax-advantaged saving for retirement and protection from death. Variable insurance products are sold to consumers and corporations throughout the United States.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions affecting the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Management is required to utilize historical experience and assumptions about future events and circumstances in order to develop estimates of material reported amounts and disclosures. Included among the material (or potentially material) reported amounts and disclosures that require extensive use of estimates and assumptions are: (1) estimates of fair values of investments in securities and other financial instruments, as well as fair values of policyholder liabilities, (2) policyholder liabilities, (3) deferred policy acquisition costs and value of purchased insurance in force, (4) fair values of assets and liabilities recorded as a result of merger, (5) asset valuation allowances, (6) guaranty fund assessment accruals, (7) deferred tax benefits (liabilities), and (8) estimates for commitments and contingencies including legal matters, if a liability is anticipated and can be reasonably estimated. Estimates and assumptions regarding all of the preceding items are inherently subject to change and are reassessed periodically. Changes in estimates and assumptions could materially impact the financial statements.

NEW ACCOUNTING STANDARDS
Derivatives: As of January 1, 2001, the Companies adopted FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted by FAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, FAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133, and certain FAS No. 133 implementation issues. This standard, as amended, requires companies to record all derivatives on the balance sheet as either assets or liabilities and measure those instruments at fair value. The manner in which companies are to record gains or losses resulting from changes in the fair values of those derivatives depends on the use of the derivative and whether it qualifies for hedge accounting.

Adoption of FAS No. 133 did not have a material effect on the Companies' financial position or results of operations given the Companies' limited derivative and embedded derivative holdings.

The Companies chose to elect a transition date of January 1, 1999 for embedded derivatives. Therefore, only those derivatives embedded in hybrid instruments issued, acquired or substantively modified by the entity on or after January 1, 1999 are recognized as separate assets or liabilities. The cumulative effect of the accounting change upon adoption was not material.

Recognition of Interest Income and Impairment on Purchased and Beneficial Interests in Securitized Financial Assets: Effective April 2001, the Companies adopted Emerging Issues Task Force Issue "EITF" 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets. EITF 99-20 states that interest income earned on retained or purchased beneficial interests in securitized financial assets should be recognized over the life of the investment based on an anticipated yield determined by periodically estimating cash flows. Interest income should be revised prospectively for changes in cash flows. Additionally, impairment should be recognized if the fair value of the beneficial interest has declined below its carrying amount and the decline is other than temporary. The impact of adoption was not significant to the Companies financial position or results of operations.

Pending Accounting Standards: Goodwill: In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets," effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Companies are required to adopt the new rules effective January 1, 2002. The Companies are evaluating the impact of the adoption of these standards and have not yet determined the effect of adoption on their financial position and results of operations.

RECLASSIFICATIONS
Certain amounts in the 2000 and 1999 financial statements have been reclassified to conform to the 2001 financial statement presentation.

2.   BASIS OF FINANCIAL REPORTING
---------------------------------

The financial statements of the Companies differ from related statutory-basis financial statements principally as follows: (1) acquisition costs of acquiring new business are deferred and amortized over the life of the policies rather than charged to operations as incurred; (2) an asset representing the present value of future cash flows from insurance contracts acquired was established as a result of the merger/acquisition and is amortized and charged to expense; (3) future policy benefit reserves for divisions with fixed interest guarantees of the variable insurance products are based on full account values, rather than the greater of cash surrender value or amounts derived from discounting methodologies utilizing statutory interest rates; (4) reserves are reported before reduction for reserve credits related to reinsurance ceded and a receivable is established, net of an allowance for uncollectible amounts, for these credits rather than presented net of these credits; (5) fixed maturity investments are designated as "available for sale" and valued at fair value with unrealized appreciation/depreciation, net of adjustments to value of purchased insurance in force, deferred policy acquisition costs, and deferred income taxes (if applicable), credited/charged directly to stockholder's equity rather than valued at amortized cost; (6) the carrying value of fixed maturities is reduced to fair value by a charge to realized losses in the Statements of Operations when declines in carrying value are judged to be other than temporary, rather than through the establishment of a formula-determined statutory investment reserve (carried as a liability), changes in which are charged directly to surplus; (7) deferred income taxes are provided for the difference between the financial statement and income tax bases of assets and liabilities; (8) net realized gains or losses attributed to changes in the level of interest rates in the market are recognized when the sale is completed rather than deferred and amortized over the remaining life of the fixed maturity security; (9) a liability is established for anticipated guaranty fund assessments, net of related anticipated premium tax credits, rather than capitalized when assessed and amortized in accordance with procedures permitted by insurance regulatory authorities; (10) revenues for variable insurance products consist of policy charges applicable to each contract for the cost of insurance, policy administration charges, amortization of policy initiation fees, and surrender charges assessed rather than premiums received; (11) the financial statements of Golden American's wholly owned subsidiary are consolidated rather than recorded at the equity in net assets; (12) surplus notes are reported as liabilities rather than as surplus; and (13) assets and liabilities are restated to fair values when a change in ownership occurs, with provisions for goodwill and other intangible assets, rather than continuing to be presented at historical cost.

The net loss for Golden American as determined in accordance with statutory accounting practices was $156.4 million in 2001, $71.1 million in 2000, and $85.6 million in 1999. Total statutory capital and surplus was $451.6 million and $406.9 million at December 31, 2001 and 2000, respectively.

The National Association of Insurance Commissioners has revised the Accounting Practices and Procedures Manual, the guidance that defines statutory accounting principles. The revised manual was effective January 1, 2001, and has been adopted, at least in part, by the States of Delaware and New York, which are the states of domicile for Golden American and First Golden, respectively. The revised manual resulted in changes to the accounting practices that the Companies use to prepare their statutory-basis financial statements. The impact of these changes to the Companies' statutory-basis capital and surplus as of January 1, 2001 was not significant.

3.   INVESTMENT OPERATIONS
--------------------------

INVESTMENT RESULTS
Major categories of net investment income are summarized below:

     YEAR ENDED DECEMBER 31,                     2001        2000        1999
                                               --------------------------------
                                                     (Dollars in thousands)

     Fixed maturities ......................   $ 83,654    $ 55,302    $ 50,352
     Equity securities .....................         --         248         515
     Mortgage loans on real estate .........     11,205       7,832       7,074
     Policy loans ..........................        793         516         485
     Short-term investments and cash and
        cash equivalents ...................      2,605       2,253       2,583
     Other, net ............................        598         543         388
                                               --------------------------------
     Gross investment income ...............     98,855      66,694      61,397
     Less investment expenses ..............     (4,459)     (2,554)     (2,228)
                                               --------------------------------
     Net investment income .................   $ 94,396    $ 64,140    $ 59,169
                                               ================================


Realized losses on investments follows:

     YEAR ENDED DECEMBER 31,                     2001        2000        1999
                                               --------------------------------
                                                     (Dollars in thousands)

     Fixed maturities, available for sale ..   $ (4,848)   $ (6,289)   $ (2,910)
     Equity securities .....................     (1,622)       (213)         --
     Mortgage loans on real estate .........         --         (52)        (13)
                                               --------------------------------
     Realized losses on investments ........   $ (6,470)   $ (6,554)   $ (2,923)
                                               ================================


The change in unrealized appreciation (depreciation) of securities at fair value follows:

     YEAR ENDED DECEMBER 31,                     2001        2000        1999
                                               --------------------------------
                                                     (Dollars in thousands)

     Fixed maturities, available for sale ..   $ 18,559    $ 16,558    $(24,944)
     Equity securities .....................      1,801      (4,198)      5,301
                                               --------------------------------
     Change in unrealized appreciation
        (depreciation) of securities .......   $ 20,360    $ 12,360    $(19,643)
                                               ================================

At December 31, 2001 and December 31, 2000, amortized cost, gross unrealized gains and losses, and estimated fair values of fixed maturities, all of which are designated as available for sale, follows:

                                                      Gross       Gross       Estimated
                                       Amortized   Unrealized   Unrealized      Fair
December 31, 2001                         Cost        Gains       Losses        Value
                                      --------------------------------------------------
                                                    (Dollars in thousands)
   U.S. government and governmental
    agencies and authorities ......   $  132,081   $      479   $   (3,435)   $  129,125
   Public utilities ...............       39,775          345       (1,374)       38,746
   Foreign government .............      143,574        3,326         (213)      146,687
   Corporate securities ...........    1,111,798       15,027      (10,037)    1,116,788
   Other asset-backed securities ..      388,250        7,233       (1,647)      393,836
   Mortgage-backed securities .....      167,049        3,554         (872)      169,731
                                      --------------------------------------------------
   Total ..........................   $1,982,527   $   29,964   $  (17,578)   $1,994,913
                                      ==================================================

                                                      Gross       Gross       Estimated
                                       Amortized   Unrealized   Unrealized      Fair
December 31, 2000                         Cost        Gains       Losses        Value
                                      -------------------------------------------------
                                                    (Dollars in thousands)

   U.S. government and governmental
    agencies and authorities ......   $   18,607   $      580   $      (16)   $  19,171
   Public utilities ...............       54,132          294       (1,600)      52,826
   Corporate securities ...........      355,890        1,318       (8,006)     349,202
   Other asset-backed securities ..      223,787        2,166       (1,831)     224,122
   Mortgage-backed securities .....      146,335        1,465         (543)     147,257
                                      -------------------------------------------------
   Total ..........................   $  798,751   $    5,823   $  (11,996)   $ 792,578
                                      =================================================

Short-term investments and cash and cash equivalents have been excluded from the above schedules. Amortized cost approximates fair value for these securities. At December 31, 2001, net unrealized investment gain on fixed maturities designated as available for sale totaled $12,386,000. Appreciation of $3,816,000 was included in stockholder's equity at December 31, 2001 (net of adjustments of $535,000 to VPIF, $5,979,000 to DPAC, and $2,056,000 to deferred income taxes). At December 31, 2000, net unrealized investment loss on fixed maturities designated as available for sale totaled $6,173,000. Depreciation of $1,447,000 was included in stockholder's equity at December 31, 2000 (net of adjustments of $801,000 to VPIF, $3,146,000 to DPAC, and $779,000 to deferred income taxes).

At December 31, 2001, net unrealized depreciation on equity securities was comprised entirely of gross depreciation of $19,000. At December 31, 2000, net unrealized depreciation on equity securities was comprised entirely of gross depreciation of $1,820,000.

Amortized cost and estimated fair value of fixed maturities designated as available for sale, by contractual maturity, at December 31, 2001 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                         Amortized    Estimated
   December 31, 2001                                       Cost      Fair Value
                                                        -----------------------
                                                         (Dollars in thousands)

   Due within one year ..............................   $   78,928   $   79,718
   Due after one year through five years ............      369,061      377,078
   Due after five years through ten years ...........      731,087      729,731
   Due after ten years ..............................      248,152      244,819
                                                        -----------------------
                                                         1,427,228    1,431,346
   Other asset-backed securities ....................      388,250      393,836
   Mortgage-backed securities .......................      167,049      169,731
                                                        -----------------------
   Total ............................................   $1,982,527   $1,994,913
                                                        =======================

An analysis of sales, maturities, and principal repayments of the Companies' fixed maturities portfolio follows:

                                                             Gross     Gross      Proceeds
                                                Amortized   Realized  Realized      from
                                                  Cost       Gains     Losses       Sale
                                                ------------------------------------------
                                                           (Dollars in thousands)
   For the year ended December 31, 2001:
   Scheduled principal repayments, calls, and
     tenders ................................   $168,703   $     --   $     --    $168,703
   Sales ....................................    712,443      6,569     (7,027)    711,985
                                                ------------------------------------------
   Total ....................................   $881,146   $  6,569   $ (7,027)   $880,688
                                                ==========================================

   For the year ended December 31, 2000:
   Scheduled principal repayments, calls, and
     tenders ................................   $ 91,158   $    122   $     (1)   $ 91,279
   Sales ....................................    120,125        285     (6,553)    113,857
                                                ------------------------------------------
   Total ....................................   $211,283   $    407   $ (6,554)   $205,136
                                                ==========================================

   For the year ended December 31, 1999:
   Scheduled principal repayments, calls, and
     tenders ................................   $141,346   $    216   $   (174)   $141,388
   Sales ....................................     80,472        141     (1,454)     79,159
                                                ------------------------------------------
   Total ....................................   $221,818   $    357   $ (1,628)   $220,547
                                                ==========================================

Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary. These impairment losses are included in the realized gains and losses on investments in the consolidated statement of operations.

During 2001, Golden American determined that the carrying value of eleven bonds exceeded their estimated net realizable value. As a result, as of December 31, 2001, Golden American recognized a total pre-tax loss of $4.4 million to reduce the carrying value of the bonds to their combined net realizable value of $5.5 million.

During the second quarter of 2000, Golden American determined that the carrying value of an impaired bond exceeded its estimated net realizable value. As a result, on June 30, 2000, Golden American recognized a total pre-tax loss of approximately $142,000 to reduce the carrying value of the bond to its net realizable value of $315,000 at December 31, 2000.

During the fourth quarter of 1998, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at December 31, 1998, Golden American recognized a total pre-tax loss of $973,000 to reduce the carrying value of the bonds to their combined net realizable value of $2,919,000. During the second quarter of 1999, further information was received regarding these bonds and Golden American determined that the carrying value of the two bonds exceeded their estimated net realizable value. As a result, at June 30, 1999, Golden American recognized a total pre-tax loss of $1,639,000 to further reduce the carrying value of the bonds to their combined net realizable value of $1,137,000. During the years 2000 and 2001, these bonds had no further reduction in carrying value.

Investments on Deposit: At December 31, 2001, bonds with a par value of $6,870,000, unchanged from December 31, 2000, were on deposit with regulatory authorities pursuant to certain statutory requirements.

Investment Diversifications: The Companies' investment policies require diversification by asset type and set limits on the amount which can be invested in an individual issuer. Such policies are at least as restrictive as applicable regulatory requirements. The following percentages relate to holdings at December 31, 2001 and December 31, 2000. Fixed maturities includes investments in industrials (37% in 2001, 29% in 2000), governmental securities (18% in 2001, 3% in 2000), mortgage-backed securities (16% in 2001, 26% in 2000), other asset-backed securities (12% in 2001, 20% in 2000), and financial companies (10% in 2001, 14% in 2000). Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as Ohio (20% in 2001 and 4% in 2000) and California (18% in 2001 and 15% in 2000). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at December 31, 2001 and 2000. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in multi-family apartments (36% in 2001 and 10% in 2000), industrial buildings (19% in 2001, 35% in 2000), retail facilities (20% in 2001, 18% in 2000), and office buildings (21% in 2001, 29% in 2000). Equity securities are not significant to the Companies' overall investment portfolio.

No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockholder's equity at December 31, 2001.

4.   DERIVATIVE INSTRUMENTS
---------------------------

The Companies may from time to time utilize various derivative instruments to manage interest rate and price risk (collectively, market risk). The Companies have appropriate controls in place, and financial exposures are monitored and managed by the Companies as an integral part of their overall risk management program. Derivatives are recognized on the balance sheet at their fair value. At December 31, 2001, the Companies did not utilize any such derivatives.

The estimated fair values and carrying amounts of the Companies' embedded derivatives at December 31, 2001 were $0, net of reinsurance. The estimated fair values and carrying amounts of the embedded derivatives on a direct basis, before reinsurance, were $3.1 million.

The fair value of these instruments was estimated based on quoted market prices, dealer quotations or internal estimates.

5.   COMPREHENSIVE INCOME
-------------------------

Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. Other comprehensive income excludes net investment losses included in net income, which merely represent transfers from unrealized to realized gains and losses. These amounts total $3,213,000, $1,751,000, and $1,468,000 in the years ended December 31, 2001, 2000, and 1999, respectively. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments to VPIF and DPAC totaling $3,257,000, $4,751,000, and $1,441,000 in the years ended December 31, 2001, 2000, and 1999, respectively.

6.   FAIR VALUES OF FINANCIAL INSTRUMENTS
-----------------------------------------

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of estimated fair value of all financial instruments, including both assets and liabilities recognized and not recognized in a company's balance sheet, unless specifically exempted. SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires additional disclosures about derivative financial instruments. Most of the Companies' investments, investment contracts, and debt fall within the standards' definition of a financial instrument. Fair values for the Companies' insurance contracts other than investment contracts are not required to be disclosed. In cases where quoted market prices are not available, estimated fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accounting, actuarial, and regulatory bodies are continuing to study the methodologies to be used in developing fair value information, particularly as it relates to such things as liabilities for insurance contracts. Accordingly, care should be exercised in deriving conclusions about the Companies' business or financial condition based on the information presented herein.

The Companies closely monitor the composition and yield of invested assets, the duration and interest credited on insurance liabilities, and resulting interest spreads and timing of cash flows. These amounts are taken into consideration in the Companies' overall management of interest rate risk, which attempts to minimize exposure to changing interest rates through the matching of investment cash flows with amounts expected to be due under insurance contracts. These assumptions may not result in values consistent with those obtained through an actuarial appraisal of the Companies' business or values that might arise in a negotiated transaction.

The following compares carrying values as shown for financial reporting purposes with estimated fair values:

DECEMBER 31                                             2001                        2000
                                              ----------------------------------------------------
                                                             Estimated                   Estimated
                                                Carrying       Fair         Carrying       Fair
                                                 Value         Value         Value        Value
                                              ----------------------------------------------------
                                                              (Dollars in thousands)
ASSETS
   Fixed maturities, available for sale ...   $ 1,994,913   $ 1,994,913   $   792,578   $  792,578
   Equity securities ......................            55            55         6,791        6,791
   Mortgage loans on real estate ..........       213,883       219,158        99,916      100,502
   Policy loans ...........................        14,847        14,847        13,323       13,323
   Short-term investments .................        10,021        10,021       106,775      106,775
   Cash and cash equivalents ..............       195,726       195,726        63,207       63,207
   Separate account assets ................    10,958,191    10,958,191     9,831,489    9,831,489

LIABILITIES
   Annuity products .......................     2,162,381     1,983,833     1,047,932      962,810
   Surplus notes ..........................       245,000       358,064       245,000      204,455
   Revolving note payable .................         1,400         1,400            --           --
   Separate account liabilities ...........    10,958,191    10,958,191     9,831,489    9,831,489

The following methods and assumptions were used by the Companies in estimating fair values.

Fixed maturities: Estimated fair values of conventional mortgage-backed securities not actively traded in a liquid market and publicly traded securities are estimated using a third party pricing process. This pricing process uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities.

Equity securities: Estimated fair values of equity securities, which consist of the Companies' investment in the portfolios underlying its separate accounts, are based upon the quoted fair value of individual securities comprising the individual portfolios. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable returns and quality.

Mortgage loans on real estate: Fair values are estimated by discounting expected cash flows, using interest rates currently offered for similar loans.

Policy loans: Carrying values approximate the estimated fair value for policy loans.

Short-term investments and cash and cash equivalents: Carrying values reported in the Companies' historical cost basis balance sheet approximate estimated fair value for these instruments due to their short-term nature.

Separate account assets: Separate account assets are reported at the quoted fair values of the individual securities in the separate accounts.

Annuity products: Estimated fair values of the Companies' liabilities for future policy benefits for the divisions of the variable annuity products with fixed interest guarantees and for supplemental contracts without life contingencies are stated at cash surrender value, the cost the Companies would incur to extinguish the liability.

Surplus notes: Estimated fair value of the Companies' surplus notes were based upon discounted future cash flows using a discount rate approximating the current market value.

Revolving note payable: Carrying value reported in the Companies' historical cost basis balance sheet approximates estimated fair value for this instrument, as the agreement carries a variable interest rate provision.

Separate account liabilities: Separate account liabilities are reported at full account value in the Companies' historical cost balance sheet. Estimated fair values of separate account liabilities are equal to their carrying amount.

7.   VALUE OF PURCHASED INSURANCE IN FORCE
------------------------------------------

As a result of the merger, a portion of the purchase price was allocated to the right to receive future cash flows from existing insurance contracts. This allocated cost represents VPIF, which reflects the value of those purchased policies calculated by discounting actuarially determined expected future cash flows at the discount rate determined by the purchaser. Interest was accrued at a rate of 7.37% during 2001 (7.32% during 2000, and 7.33% during 1999).

A reconciliation of the change in the VPIF asset follows:

     YEAR ENDED DECEMBER 31,                     2001        2000        1999
                                               --------------------------------
                                                    (Dollars in thousands)

     Beginning balance .....................   $ 25,942    $ 31,727    $ 35,977
       Accretion of interest ...............      1,617       2,016       2,372
       Amortization of asset ...............     (6,020)     (6,817)     (8,610)
       Adjustment for unrealized
         gains (losses) ....................     (1,336)       (984)      1,988
                                               --------------------------------
     Ending balance ........................   $ 20,203    $ 25,942    $ 31,727
                                               ================================

Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 2001, is $3.1 million in 2002, $2.8 million in 2003, $2.4 million in 2004, $1.9 million in 2005, and $1.4 million in 2006. Actual amortization may vary based upon changes in assumptions and experience.

8.   INCOME TAXES
-----------------

Golden American files a consolidated federal income tax return with First Golden. Golden American has a tax allocation agreement with First Golden whereby Golden American charges its subsidiary for taxes it would have incurred were it not a member of the consolidated group and credits the member for losses used in consolidation.

At December 31, 2001, the Companies have net operating loss ("NOL") carryforwards for federal income tax purposes of approximately $345,859,000. Approximately $5,094,000, $3,354,000, $50,449,000, $94,078,000 $91,107,000 and
$101,777,000 of these NOL carryforwards are available to offset future taxable income of the Companies through the years 2011, 2012, 2013, 2014, 2015 and 2016, respectively.

Income Tax Expense (Benefit)
Income tax expense (benefit) included in the consolidated financial statements follows:

     YEAR ENDED DECEMBER 31,                     2001        2000        1999
                                               --------------------------------
                                                    (Dollars in thousands)

     Current ...............................   $    782    $    (46)   $     --
     Deferred ..............................       (606)     13,282       8,077
                                               --------------------------------
                                               $    176    $ 13,236    $  8,077
                                               ================================

The effective tax rate on income before income taxes is different from the prevailing federal income tax rate. A reconciliation of this difference follows:

     YEAR ENDED DECEMBER 31,                     2001        2000        1999
                                               --------------------------------
                                                    (Dollars in thousands)

     Income before income taxes ............   $ (3,778)   $ 32,416    $ 19,291
                                               ================================

     Income tax at federal statutory rate .. $ (1,322) $ 11,346 $ 6,752 Tax effect of:
       Goodwill amortization ...............      1,033       1,033       1,033
       Meals and entertainment .............        480         292         199
       Other items .........................        (15)        565          93
                                               --------------------------------
     Income tax expense ....................   $    176    $ 13,236    $  8,077
                                               ================================

DEFERRED INCOME TAXES
The tax effect of temporary differences giving rise to the Companies' deferred income tax assets and liabilities at December 31, 2001 and 2000 follows:

   DECEMBER 31                                              2001          2000
   ----------------------------------------------------------------------------
                                                         (Dollars in thousands)
   Deferred tax assets:
      Net unrealized depreciation of securities
        at fair value ................................   $       7    $     637
      Net unrealized depreciation of available
        for sale fixed maturities ....................          --          779
      Future policy benefits .........................     176,331      163,691
      Net operating loss carryforwards ...............     121,711       66,380
                                                         ----------------------
                                                           298,049      231,487

   Deferred tax liabilities:
      Tax deductible goodwill ........................      (3,547)      (2,696)
      Net unrealized appreciation of available
         for sale fixed maturities ...................      (2,056)          --
      Fixed maturity securities ......................     (17,812)     (17,774)
      Deferred policy acquisition costs ..............    (222,781)    (184,743)
      Value of purchased insurance in force ..........      (6,894)      (8,512)
      Other ..........................................     (57,571)     (23,723)
                                                         ----------------------
                                                          (310,661)    (237,448)
                                                         ----------------------
   Valuation allowance ...............................          --       (1,416)
                                                         ----------------------
   Net deferred income tax liability .................   $ (12,612)   $  (7,377)
                                                         ======================

At December 31, 2001, the Companies reported, for financial statement purposes, net unrealized gains on certain investments that generated deferred tax liabilities which have been recognized for tax purposes. At December 31, 2000, the Companies reported, for financial statement purposes, unrealized losses on certain investments, which have not been recognized for tax purposes. Since it was uncertain as to whether these capital losses, if ever realized, could be utilized to offset capital gains, a valuation allowance was established for the tax effect of the financial statement losses.

The Companies establish reserves for possible proposed adjustments by various taxing authorities. Management believes there are sufficient reserves provided for, or adequate defenses against any such adjustments.

9.   RETIREMENT PLANS AND EMPLOYEE STOCK COMPENSATION
-----------------------------------------------------

DEFINED BENEFIT PLANS
In 2001, 2000 and 1999, the Companies were allocated their share of the pension liability associated with their employees. During these years, the Companies' employees were covered by the employee retirement plan of Equitable Life. Further, Equitable Life sponsors a defined contribution plan that is qualified under Internal Revenue Code Section 401(k).

As of December 31, 2001, the qualified pension benefit plans of certain United States subsidiaries of ING North America Insurance Corporation ("ING North America"), including Equitable Life, were merged into one plan which will be recognized in ING North America's financial statements. The Companies also transferred their pension liabilities to the Parent at that date. In exchange for these liabilities, the Companies received a capital contribution, net of taxes, from the Parent.

The following tables summarize the benefit obligations and the funded status for pension benefits over the two-year period ended December 31, 2001:

                                                           2001         2000
                                                         ----------------------
                                                         (Dollars in thousands)
     Change in benefit obligation:
       Benefit obligation at January 1 ...............   $  7,906      $  4,221
       Service cost ..................................      1,998         1,569
       Interest cost .................................        768           554
       Actuarial (gain) loss .........................     (2,710)        1,562
       Plan Amendments ...............................       (171)           --
       Transfer of benefit obligation to the Parent ..     (7,791)           --
                                                         ----------------------
       Benefit obligation at December 31 .............   $     --      $  7,906
                                                         ======================
     Funded status:
       Funded status at December 31 prior to the
         transfer of the benefit obligation to
         the Parent ..................................   $ (7,791)     $ (7,906)
       Unrecognized past service cost ................     (1,117)          141
       Unrecognized net loss .........................         (8)        1,627
       Transfer of the funded status to the Parent ...      8,916            --
                                                         ----------------------
       Net amount recognized .........................   $     --      $ (6,138)
                                                         ======================

Prior to the merger of the qualified benefit plans of ING's US subsidiaries at December 31, 2001, the Companies' plan assets were held by Equitable Life, an affiliate. During 1998, the Equitable Life Employee Pension Plan began investing in an undivided interest of the ING-NA Master Trust (the "Master Trust"). Boston Safe Deposit and Trust Company holds the Master Trust's investment assets.

The weighted-average assumptions used in the measurement of the Companies' December 31, 2001 benefit obligation, prior to the merger of the qualified benefit plans of ING, follows:

     DECEMBER 31                                           2001         2000
                                                       -------------------------

     Discount rate ...............................         7.50%        7.75%
     Expected return on plan assets ..............         9.25         9.25
     Rate of compensation increase ...............         4.50         5.00


The following table provides the net periodic benefit cost for the fiscal years 2001, 2000, and 1999:

     YEAR ENDED DECEMBER 31,                        2001       2000       1999
                                                  -----------------------------
                                                      (Dollars in thousands)

     Service cost ...........................     $ 1,998    $ 1,569    $ 1,500
     Interest cost ..........................         768        554        323
     Unrecognized past service cost .........          11         --         --
                                                  -----------------------------
     Net periodic benefit cost ..............     $ 2,777    $ 2,123    $ 1,823
                                                  =============================

There were no gains or losses resulting from curtailments or settlements during 2001, 2000, or 1999.

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $0 as of December 31, 2001 and $7,906,000, $4,701,000, and $0, respectively, as of December 31, 2000.

10.  RELATED PARTY TRANSACTIONS
-------------------------------

Operating Agreements: Directed Services, Inc. ("DSI"), an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable products and appoint representatives of the broker/dealers as agents. For the years ended December 31, 2001, 2000, and 1999, the Companies paid commissions to DSI totaling $229,726,000, $208,883,000, and $181,536,000, respectively.

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the years ended December 31, 2001, 2000, and 1999, the fee was $23,138,000, $21,296,000, and $10,136,000,
respectively.

Effective January 1, 1998, the Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets under management. The fee is payable quarterly. For the years ended December 31, 2001, 2000, and 1999, the Companies incurred fees of $4,392,000, $2,521,000, and $2,227,000, respectively, under this agreement.

Golden American has a guaranty agreement with Equitable Life. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2001 and 2000, Golden American incurred a fee of $12,000 and $7,000, respectively, under this agreement. No annual fee was paid in 1999.

Golden American provides certain advisory, computer, and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $8,192,000, $6,193,000, and $6,107,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $309,000, $1,270,000, and $1,251,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

During 2001, the State of Delaware Insurance Department approved expense sharing agreements with ING America Insurance Holdings, Inc. ("ING AIH") for administrative, management, financial, and information technology services. Under these agreements with ING AIH, Golden American incurred expenses of $23,153,000 for the year ended December 31, 2001.

First Golden provided resources and services to DSI. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $139,000, $223,000, and $387,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $478,000, $455,000, and $244,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $383,000, $593,000 and $460,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $326,000, $261,000 and $216,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $132,000, $115,000 and $103,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

In 2001, 2000, and 1999, the Companies received 14.0%, 11.3%, and 10.0% of total premiums, net of reinsurance, for variable products sold through eight affiliates as noted in the following table:

     YEAR ENDED DECEMBER 31,                      2001        2000       1999
                                                -------------------------------
                                                    (Dollars in thousands)

     LSSI....................................   $ 124.4     $ 127.0     $ 168.5
     Vestax Securities Corporation...........      35.3        47.2        88.1
     DSI.....................................       1.1         1.4         2.5
     Multi-Financial Securities Corporation..
                                                   26.2        38.6        44.1
     IFG Network Securities, Inc.............      12.8        23.1        25.8
     Washington Square ......................      99.2        44.6          --
     Primevest...............................      46.0         6.2          --
     Compulife...............................       6.6         2.7          --
                                                -------------------------------
     Total...................................   $ 351.6     $ 290.8     $ 329.0
                                                ===============================

Modified Coinsurance Agreement: On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee. The financial statements are presented net of the effects of the agreement.

Under this agreement, Golden American received a net reimbursement of expenses and charges of $224.5 million and $218.8 million for the years ended December 31, 2001 and 2000, respectively. This was offset by a decrease in policy acquisition costs deferred of $257.5 million and $223.7 million, respectively, for the same periods. As at December 31, 2001 and 2000, Golden American also had a payable to Equitable Life of $22.6 million and $16.3 million, respectively, due to the overpayment by Equitable Life of the cash settlement for the modified coinsurance agreement.

Reinsurance Agreement Covering Minimum Guaranteed Benefits: On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International, Ltd., an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued on or after January 1, 2000. Golden American also obtained an irrevocable letter of credit through Bank of New York in the amount of $25 million related to this agreement. Effective December 24, 2001, the letter of credit amount was revised to $70 million. Under this agreement, Golden American recorded a reinsurance recoverable of $28.8 million and $14.6 million at December 31, 2001 and 2000, respectively.

Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING AIH, a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval from the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $26,000, $481,000, and $815,000 for the years ended December 31, 2001, 2000, and 1999, respectively. At December 31, 2001, 2000, and 1999, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

Surplus Notes: On December 30, 1999, Golden American issued an 8.179% surplus note in the amount of $50,000,000 to Equitable Life. The note matures on December 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $4,089,000 and $4,112,000 for the years ended December 31, 2001 and 2000, respectively. Golden American incurred no interest expense during the year ended December 31, 1999.

On December 8, 1999, Golden American issued a 7.979% surplus note in the amount of $35,000,000 to First Columbine Life Insurance Company ("First Columbine"), an affiliate. The note matures on December 7, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $2,792,000, $2,961,000, and $0 for the years ended December 31, 2001, 2000, and
1999, respectively.

On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $5,813,000, $5,813,000, and $1,469,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

On December 30, 1999, ING AIH assigned the note to Equitable Life. On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $4,350,000 in 2001, unchanged from 2000 and 1999.

On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $2,063,000 in 2001, unchanged from 2000 and 1999. On December 17, 1996, Golden American contributed the $25,000,000 to First Golden acquiring 200,000 shares of common stock (100% of outstanding stock).

As at December 31, 2000, Golden American also had a receivable of $35,000,000 from capital contributions made by EIC.

Stockholder's Equity: During 2001, 2000, and 1999, Golden American received capital contributions from EIC of $196,796,000, $80,000,000, and $121,000,000, respectively.

11.  COMMITMENTS AND CONTINGENCIES
----------------------------------

Reinsurance: At December 31, 2001, the Companies had reinsurance treaties with five unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. Golden American remains liable to the extent reinsurers do not meet their obligations under the reinsurance agreements. Reinsurance ceded in force for life mortality risks were $94,783,000, and $105,334,000 at December 31, 2001 and 2000, respectively. At
December 31, 2001 and 2000, the Companies had net receivables of $55,951,000 and $33,973,000, respectively, for reinsurance claims, reserve credits, or other receivables from these reinsurers. At December 31, 2001 and 2000, respectively, these net receivables were comprised of $7,820,000 and $1,820,000, respectively, for claims recoverable from reinsurers, $3,376,000 and $4,007,000, respectively, for a payable for reinsurance premiums, $28,800,000 and $14,642,000, respectively, for reserve credits, and $22,707,000 and $21,518,000, respectively, for reinsured surrenders and allowances due from an unaffiliated reinsurer. Included in the accompanying financial statements, excluding the modified coinsurance agreements, are net considerations to reinsurers of $30,329,000, $21,655,000, and $9,883,000 and net policy benefits recoveries of $21,750,000, $8,927,000, and $3,059,000 for the years ended December 31, 2001,
2000, and 1999, respectively.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee. At December 31, 2001 and 2000, Golden American had received a total settlement of $224.5 million and $218.8 million, respectively, under this agreement. The carrying value of the separate account liabilities covered under this agreement represent 31.9% and 17.6% of total separate account liabilities outstanding at December 31, 2001 and 2000, respectively. Golden American remains liable to the extent Equitable Life does not meet its obligations under the agreement. The accompanying statement of operations, statement of changes in stockholder's equity and statement of cash flows are presented net of the effects of the agreement.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International, Ltd., an affiliate, covering variable annuity minimum guaranteed death benefits and guaranteed living benefits of variable annuities issued on or after January 1, 2000. Golden American also obtained an irrevocable letter of credit was obtained through Bank of New York in the amount of $25 million related to this agreement. Effective December 24, 2001, the letter of credit amount was revised to $70 million. Under this agreement, Golden American had reserve credits of $28,800,000 and $14,642,000 at December 31, 2001 and 2000, respectively.

On December 29, 2000, First Golden entered into a reinsurance treaty with London Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued on or after January 1, 2000.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty which decreased income by $458,000 for the year ended December 31, 2001 and increased income by $736,000, and $1,729,000 for the years ended December 31, 2000 and 1999, respectively.

Investment Commitments: At December 31, 2001, outstanding commitments to fund mortgage loans totaled $3,182,000 and outstanding commitments to fund fixed maturities totaled $22,000,000. There were no outstanding commitments to fund mortgage loans and fixed maturities at December 31, 2000.

Guaranty Fund Assessments: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially recovered through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. Accordingly, the Companies accrued and charged to expense an additional $4,000, $3,000, and $3,000 for the years ended December 31, 2001, 2000, and 1999, respectively. At December 31, 2001, the Companies have an undiscounted reserve of $2,430,000, unchanged from December 31, 2000, to cover estimated future assessments (net of related anticipated premium tax credits) and have established an asset totaling $712,000, and $733,000, respectively, for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.

Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability from Concentrations: The Companies have various concentrations in the investment portfolio (see Note 3 for further information). The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable insurance products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could cause a severe impact to the Companies' financial condition. Two broker/dealers, having at least ten percent of total net premiums, generated 21% of the Companies' variable annuity sales during 2001 (11% by one broker dealer during 2000 and 28% by two broker/dealers during 1999). Two broker dealers, having at least ten percent of total gross premiums, generated 22% of the Companies' sales during 2001 (21% and 30% by two broker/dealers during 2000 and 1999, respectively). The Premium Plus product generated 43% of the Companies' sales during 2001 (71% during 2000 and 79% during 1999). The ES II product generated 14% of the Companies' sales during 2001 (12% during 2000 and 9% during 1999). The Guarantee product, introduced in the fourth quarter of 2000, generated 22% of the Companies' sales during 2001 (4% during 2000).

Leases: The Companies lease their home office space, certain other equipment, and capitalized computer software under operating leases which expire through 2020. During the years ended December 31, 2001, 2000, and 1999, rent expense totaled $4,298,000, $2,874,000, and $2,273,000, respectively. At December 31,
2001, minimum rental payments due under all non-cancelable operating leases with initial terms of one year or more are: 2002 - $3,608,000; 2003 - $2,912,000;
2004 - $2,455,000; 2005 - $2,455,000; 2006 - $2,420,000, and 2007 and thereafter
- $32,451,000.

Revolving Note Payable: To enhance short-term liquidity, the Companies established a revolving note payable with SunTrust Bank, Atlanta (the "Bank"). These revolving notes payable were amended and restated in April 2001 with an expiration date of May 31, 2002. The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The note accrues interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.225% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the years ended December 31, 2001, 2000, and 1999, the Companies incurred interest expense of $119,000, $87,000, and $198,000, respectively.

At December 31, 2001, the Companies had a $1,400,000 note payable to the Bank under this agreement. At December 31, 2000, there were no amounts outstanding under this agreement.

12.  CHANGE OF OWNERSHIP OF GOLDEN AMERICAN
-------------------------------------------

On December 3, 2001, the Board of Directors of EIC approved a plan to contribute its holding of 100% of the stock of its wholly owned subsidiary, Golden American to another wholly owned subsidiary, Equitable Life. The contribution of stock occurred on December 31, 2001, following approval granted by the Insurance Department of the State of Delaware.

13.  MERGER OF FIRST GOLDEN WITH RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
-----------------------------------------------------------------------------

A filing was made on October 31, 2001 in accordance with Item 5 of Form 8-K:
Other Events and Regulation FD Disclosure. The purpose of the filing was to report that on September 25, 2001, the Board of Directors of First Golden approved a plan of merger to merge First Golden into ReliaStar Life Insurance Company of New York ("RLNY"), an affiliate. The merger is currently anticipated to be effective on April 1, 2002, or shortly thereafter, subject to the approval of the Insurance Departments of the States of New York and Delaware.

14.  QUARTERLY DATA (UNAUDITED)
-------------------------------

QUARTER ENDED 2001                     FIRST     SECOND      THIRD      FOURTH
                                     ------------------------------------------
                                               (Dollars in thousands)

Total revenue ...................    $ 72,139   $ 65,435   $ 70,108    $ 69,128
                                     ------------------------------------------
Income (loss) before income taxes      14,267      5,575    (14,329)     (9,291)
Income taxes ....................       5,334      2,373     (5,638)     (1,893)
                                     ------------------------------------------
Net income (loss) ...............    $  8,933   $  3,202   $ (8,691)   $ (7,398)
                                     ==========================================


QUARTER ENDED 2000                     FIRST     SECOND      THIRD      FOURTH
                                     ------------------------------------------
                                               (Dollars in thousands)

Total revenue ...................    $ 55,056   $ 53,672   $ 57,194    $ 59,523
                                     ------------------------------------------
Income before income taxes ......       3,511     10,168     14,207       4,530
Income taxes ....................       1,621      3,981      4,200       3,434
                                     ------------------------------------------
Net income ......................    $  1,890   $  6,187   $ 10,007    $  1,096
                                     ==========================================

--------------------------------------------------------------------------------
                                   APPENDIX A
--------------------------------------------------------------------------------

                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $115,000; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   N = 2,555 ( 365 x 7 )

     2.   Market Value Adjustment =
          $115,000 x [( 1.05/1.0650 )^2,555/365 -1] = $-10,870

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $104,130 ($115,000 - $10,870).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $115,000; that the then Index Rate for a 7 year guaranteed interest period ("J") is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   N = 2,555 ( 365 x 7 )

     2.   Market Value Adjustment =
          $115,000 x [( 1.05/1.0450 )^2,555/365 -1 ] = $3,907

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $118,907 ($115000 + $3,907).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

      Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $250,000; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

Fixed Account II--121813
                                       A1

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   N = 2,555 ( 365 x 7 )

     2.   Amount that must be withdrawn =
          [ $128,000 / ( 1.05/1.0650 )^2,555/365 ]  = $141,362

     Then calculate the Market Value Adjustment on that amount.

     3.   Market Value Adjustment =

          $141,362 x [( 1.05/1.0650 )^2,555/365  -1 ] = $-13,362

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, and also reduced by the Market Value Adjustment of $13,362, for a total reduction in the Fixed Interest Allocation of $141,362.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate of 5%; that a withdrawal of $128,000 requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $250,000; that the then Index Rate ("J") for a 7 year guaranteed interest period is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   N = 2,555 ( 365 x 7 )

     2.   Amount that must be withdrawn =
          [ $128,000 / ( 1.05/1.0450 )^2,555/365 ]  = $123,794

     Then calculate the Market Value Adjustment on that amount.

     3.   Market Value Adjustment =
          $123,794 x [( 1.05/1.0450 )^2,555/365  -1 ] = $4,206


     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, but increased by the Market Value Adjustment of $4,206, for a total reduction in the Fixed Interest Allocation of $123,794.

Fixed Account II--121813
                                       A2

                                   ING[LOGO]


                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
Golden American Life Insurance Company is a stock company domiciled in Delaware.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Fixed Account II--121813                                              05/01/2002

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following provisions regarding the Indemnification of Directors and Officers of the Registrant are applicable:

     INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
     INCORPORATORS

     Delaware General Corporation Law, Title 8, Section 145 provides that corporations incorporated in Delaware may indemnify their officers, directors, employees or agents for threatened, pending or past legal action by reason of the fact he/she is or was a director, officer, employee or agent. Such indemnification is provided for under the Company's By-Laws under Article VI. Indemnification includes all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. Prepayment of expenses is permitted, however, reimbursement is required if it is ultimately determined that indemnification should not have been given.

     DIRECTORS' AND OFFICERS' INSURANCE

     The directors, officers, and employees of the registrant, in addition to the indemnifications described above, are indemnified through the blanket liability insurance policy of Registrant's ultimate parent, ING Groep, N.V., or directly by Equitable of Iowa Companies, Inc. for liabilities not covered through the indemnification provided under the By-Laws.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON
     INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  EXHIBITS.

1 Underwriting Agreement Between Golden American Life Insurance Company and Directed Services, Inc. incorporated by reference to Item 16(a)(1) of Amendment No. 1 to a Registration Statement for Golden American Life Insurance Company filed with the Securities and Exchange Commission ("SEC") on September 24, 1997 (File No. 333-28681).

3(a)(i) Restated Certificate of Incorporation of Golden American Life Insurance
     Company incorporated by reference to Item 16(a)(3)(a)(i) of an Initial Registration Statement for Golden American Life Insurance Company filed with the SEC on April 23, 1999 (File No. 333-76941).

3(a)(ii) Certificate of Amendment of the Restated Articles of Incorporation of
     Golden American Life Insurance Company incorporated by reference to Item 16(a)(3)(a)(ii) of an Initial Registration Statement for Golden American Life Insurance Company filed with the SEC on April 23, 1999 (File No. 333-76941).

3(b) By-Laws of Golden American Life Insurance Company incorporated by reference to Item 16(a)(3)(b) of an Initial Registration Statement for Golden American Life Insurance Company filed with the SEC on April 23, 1999 (File No. 333-76941).

3(c) Resolution of Board of Directors for Powers of Attorney incorporated by reference to Item 16(a)(3)(c) of an Initial Registration Statement for Golden American Life Insurance Company filed with the SEC on April 23, 1999 (File No. 333-76941).

4(a) Individual Deferred Combination Variable and Fixed Annuity Contract incorporated by reference to Item 16(a)(4)(a) of an Initial Registration Statement for Golden American Life Insurance Company filed with the SEC on April 23, 1999 (File No. 333-76941).

4(b) Group Deferred Combination Variable and Fixed Annuity Contract incorporated by reference to Item 16(a)(4)(b) of an Initial Registration Statement for Golden American Life Insurance Company filed with the SEC on April 23, 1999 (File No. 333-76941).

4(c) Individual Deferred Variable Annuity Contract incorporated by reference to
     Item 16(a)(4)(c) of an Initial Registration Statement for Golden American Life Insurance Company filed with the SEC on April 23, 1999 (File No. 333-76941).

4(d) Individual Retirement Annuity Rider Page incorporated by reference to Item
     16(a)(4)(d) of Amendment No. 1 to a Registration Statement for Golden American Life Insurance Company filed with the SEC on September 24, 1997 (File No. 333-28681).

4(e) Individual Deferred Combination Variable and Fixed Annuity Application incorporated by reference to Item 16(a)(4)(e) of an Initial Registration Statement for Golden American Life Insurance Company filed with the SEC on January 27, 2000 (File No. 333-95511).

4(f) Group Deferred Combination Variable and Fixed Annuity Enrollment Form incorporated by reference to Item 16(a)(4)(f) of an Initial Registration Statement for Golden American Life Insurance Company filed with the SEC on January 27, 2000 (File No. 333-95511).

4(g) Individual Deferred Variable Annuity Application incorporated by reference to Item 16(a)(4)(g) of an Initial Registration Statement for Golden American Life Insurance Company filed with the SEC on January 27, 2000 (File No. 333-95511).

4(h) Roth Individual Retirement Annuity Rider incorporated by reference to Item
     16(a)(4)(h) of Amendment No. 2 to a Registration Statement for Golden American filed with the SEC on February 12, 1998 (File No. 333-28681).

4(i) Minimum Guaranteed Accumulation Benefit Rider (REV) incorporated by reference to Item 16(a)(4)(i) of an Initial Registration Statement for Golden American Life Insurance Company filed with the SEC on April 23, 2001 (File No. 333-59386).

4(j) Minimum Guaranteed Income Benefit Rider (REV) incorporated by reference to
     Item 16(a)(4)(j) of an Initial Registration Statement for Golden American Life Insurance Company filed with the SEC on April 23, 2001 (File No. 333-59386).

4(k) Minimum Guaranteed Withdrawal Benefit Rider (REV) incorporated by reference to Item 16(a)(4)(k) of an Initial Registration Statement for Golden American Life Insurance Company filed with the SEC on April 23, 2001 (File No. 333-59386).

4(l) Earnings Enhancement Death Benefit Rider incorporated by reference to Item
     16(a)(4)(l) of an Initial Registration Statement for Golden American Life Insurance Company filed with the SEC on April 23, 2001 (File No. 333-59386).

5    Opinion and Consent of Kimberly J. Smith

10(a) Administrative Services Agreement between Golden American Life Insurance
     Company and Equitable Life Insurance Company of Iowa incorporated by reference to Item 16(a)(10)(b) of Amendment No. 3 to a Registration Statement for Golden American Life Insurance Company filed with the SEC on April 29, 1998 (File No. 333-28681).

10(b) Service Agreement between Golden American Life Insurance Company and
     Directed Services, Inc. incorporated by reference to Item 16(a)(10)(c) of Amendment No. 3 to a Registration Statement for Golden American filed with the SEC on April 29, 1998 (File No. 333-28681).

10(c) Form of Services Agreement among Golden American Life Insurance Company and ING affiliated Insurance Companies incorporated by reference to Item 16(a)(10)(p) of an Initial filing to the Registration Statement for Golden American filed with the SEC on March 15, 2002 (File No. 333-84394).

10(d) Form of Services Agreement between Golden American Life Insurance Company and ING North American Insurance Corporation, Inc. incorporated by reference to Item 16(a)(10)(q) of an Initial filing to the Registration Statement for Golden American filed with the SEC on March 15, 2002 (File No. 333-84394).

10(e) Form of Shared Services Center Agreement among ING North American
     Insurance Corporation, Inc. and ING affiliated Insurance Companies. incorporated by reference to Item 16(a)(10)(r) of an Initial filing to the Registration Statement for Golden American filed with the SEC on March 15, 2002 (File No. 333-84394).

23(a) Consent of Independent Auditors.

23(c) Consent of Counsel, incorporated in Item 5 of this Part II, together with the Opinion of Counsel.

24 Powers of Attorney incorporated herein by reference to Post-Effective Amendment No. 32 to a Registration Statement on Form N-4 for Registrant's Separate Account B (File Nos. 033-23351, 811-5626).

(b)  FINANCIAL STATEMENT SCHEDULE.

     (1) All financial statements are included in the Prospectus as indicated therein

     (2) Schedules I, III and IV follow. All other schedules to the consolidated financial statements required by Article 7 of Regulation S-X are omitted because they are not applicable or because the information is included elsewhere in the consolidated financial statements or notes thereto.

                                                             SCHEDULE I
                                                       SUMMARY OF INVESTMENTS
                                              OTHER THAN INVESTMENTS IN RELATED PARTIES
                                                       (DOLLARS IN THOUSANDS)



                                                                                                                      BALANCE
                                                                                                                        SHEET
   DECEMBER 31, 2001                                                                    COST(1)          VALUE         AMOUNT
--------------------------------------------------------------------------------------------------------------------------------
   TYPE OF INVESTMENT
   Fixed maturities, available for sale:
    Bonds:
      United States government and governmental agencies and authorities....           $132,081        $129,125        $129,125
      Public utilities......................................................             39,775          38,746          38,746
      Foreign government....................................................            143,574         146,687         146,687
      Corporate securities..................................................          1,111,798       1,116,788       1,116,788
      Other asset-backed securities.........................................            388,250         393,836         393,836
      Mortgage-backed securities............................................            167,049         169,731         169,731
                                                                                  ----------------------------------------------
      Total fixed maturities, available for sale............................          1,982,527       1,994,913       1,994,913

   Equity securities:
      Common stocks: industrial, miscellaneous, and all other...............                 74              55              55

   Mortgage loans on real estate............................................            213,883                         213,883
   Policy loans.............................................................             14,847                          14,847
   Short-term investments...................................................             10,021                          10,021
                                                                                  ---------------                 --------------
   Total investments........................................................         $2,221,352                      $2,233,719
                                                                                  ===============                 ==============

Note 1: Cost is defined as original cost for common stocks, amortized cost for bonds and short-term investments, and unpaid principal for policy loans and mortgage loans on real estate, adjusted for amortization of premiums and accrual of discounts.





                                                            SCHEDULE III
                                                 SUPPLEMENTARY INSURANCE INFORMATION
                                                       (DOLLARS IN THOUSANDS)


COLUMN A         COLUMN B       COLUMN C   COLUMN D   COLUMN E    COLUMN F   COLUMN G  COLUMN H      COLUMN I    COLUMN J  COLUMN K
------------------------------------------------------------------------------------------------------------------------------------
                                 FUTURE
                                 POLICY                                                            AMORTIZA-
                               BENEFITS,                 OTHER                          BENEFITS     TION OF
                                 LOSSES,                POLICY                            CLAIMS,   DEFERRED
                 DEFERRED        CLAIMS                 CLAIMS   INSURANCE                LOSSES      POLICY
                   POLICY           AND    UNEARNED        AND    PREMIUMS        NET        AND       ACQUI-      OTHER
              ACQUISITION          LOSS     REVENUE   BENEFITS         AND INVESTMENT SETTLEMENT       SITION   OPERATING  PREMIUMS
SEGMENT             COSTS      EXPENSES     RESERVE    PAYABLE     CHARGES     INCOME   EXPENSES        COSTS   EXPENSES*   WRITTEN
------------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2001:

Life insurance   $709,042    $2,178,189      $6,241       $836    $163,805    $94,396   $209,082      $45,229   $232,659         --

YEAR ENDED DECEMBER 31, 2000:

Life insurance   $635,147    $1,062,891      $6,817        $82    $144,877    $64,140   $200,031      $55,154   $143,764         --

YEAR ENDED DECEMBER 31, 1999:

Life insurance   $528,957    $1,033,701      $6,300         $8     $82,935    $59,169   $182,221      $33,119   $(83,370)        --



* This includes policy acquisition costs deferred for first year commissions and interest bonuses, premium credit, and other expenses related to the production of new business. The costs related to first year interest bonuses and the premium credit are included in benefits claims, losses, and settlement expenses.





                                                             SCHEDULE IV
                                                             REINSURANCE


Column A                                             COLUMN B        COLUMN C         COLUMN D        COLUMN E        COLUMN F
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    PERCENTAGE
                                                                     CEDED TO          ASSUMED                       OF AMOUNT
                                                        GROSS           OTHER       FROM OTHER             NET         ASSUMED
                                                       AMOUNT       COMPANIES        COMPANIES          AMOUNT          TO NET
--------------------------------------------------------------------------------------------------------------------------------
AT DECEMBER 31, 2001:
    Life insurance in force.................     $169,252,000     $94,783,000              --      $74,469,000              --
                                                ================================================================================

AT DECEMBER 31, 2000:
    Life insurance in force.................     $196,334,000    $105,334,000              --      $91,000,000              --
                                                ================================================================================

AT DECEMBER 31, 1999:
    Life insurance in force.................     $225,000,000    $119,575,000              --     $105,425,000              --
                                                ================================================================================




ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

As required by the Securities Act of 1933 the Registrant has caused this Registration Statement to be signed on its behalf in the City of West Chester, and Commonwealth of Pennsylvania, on the 29th day of April, 2002.





                                By:  GOLDEN AMERICAN LIFE
                                     INSURANCE COMPANY


                                By:
                                     --------------------
                                     Chris D. Schreier*
                                     President

Attest: /s/ Linda E. Senker
        ------------------------
         Linda E. Senker
         Vice President and Associate
         General Counsel of Depositor

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 29, 2002.

Signature                     Title
---------                     -----

                             President
--------------------
Chris D. Schreier*



                              Director, Senior Vice President
--------------------          and Chief Financial Officer
Wayne R. Huneke*


                DIRECTORS



----------------------
Thomas J. McInerney*


----------------------
Wayne R. Huneke*


----------------------
Mark A. Tullis*


----------------------
P. Randall Lowery*


Attest: /s/ Linda E. Senker
        ------------------------
         Linda E. Senker
         Vice President and Associate
         General Counsel of Depositor

*Executed by Linda E. Senker on behalf of those indicated pursuant to Power of Attorney.

                                  EXHIBIT INDEX

ITEM     EXHIBIT                                                    PAGE #
----     -------                                                    ------

5         Opinion and Consent of Kimberly J. Smith                   EX-5

23(a)     Consent of Ernst & Young LLP, Independent Auditors.        EX-23.A